Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of March 5, 2013

among

XTXI CAPITAL, LLC,

AS BORROWER,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO,

CITIBANK, N.A.,
as Administrative Agent, Collateral Agent and a Lender

$75,000,000 Senior Secured Credit Facility

i

4.10	Other Contracts and Transactions	55
4.11	Governmental Regulation	55
4.12	Employee Benefit Plans	56
4.13	Certain Fees	56
4.14	Solvency	56
4.15	Compliance with Statutes, Etc.	57
4.16	PATRIOT Act	57
4.17	No Material Non-public Information	57
4.18	Bulk Sale and Private Sale	57
4.19	Status of Common Units	57
4.20	Special Purpose Entity/Separateness	58
4.21	Reporting Obligations	58
4.22	Disclosure	58
4.23	Environmental, Health or Safety Matters	59

SECTION 5.	AFFIRMATIVE COVENANTS	59

5.1	Certain Reports	59
5.2	Certification of Public Information	60
5.3	Existence	61
5.4	Special Purpose Entity/Separateness	61
5.5	Payment of Taxes and Claims and Tax Status	62
5.6	Compliance with Laws	62
5.7	Further Assurances	62
5.8	Dividends	63
5.9	Share-Based Financing Transaction	63

SECTION 6.	NEGATIVE COVENANTS	63

6.1	Indebtedness	63
6.2	Liens	64
6.3	Restricted Payments	64
6.4	Investments	64
6.5	Fundamental Changes; Disposition of Assets; Acquisitions	64
6.6	Limitation on Borrower’s Activities	64
6.7	Amendments or Waivers of Organizational Documents	65
6.8	Status of Common Units	65
6.9	Regulations of the Board of Governors	65
6.10	Share-Based Financing Transaction	65
6.11	Limitations on Sales	66
6.12	Limitations on Disposition of Common Units	66

SECTION 7.	EVENTS OF DEFAULT	66

7.1	Events of Default	66

SECTION 8.	AGENTS	69

8.1	Appointment of Agents	69

8.2	Powers and Duties	69
8.3	General Immunity	70
8.4	Agents Entitled to Act as Lender	71
8.5	Lenders’ Representations, Warranties and Acknowledgment	71
8.6	Right to Indemnity	72
8.7	Successor Administrative Agent and Collateral Agent	72
8.8	Collateral Documents	74

SECTION 9.	MISCELLANEOUS	75

9.1	Notices	75
9.2	Expenses	77
9.3	Indemnity	78
9.4	Set-Off	80
9.5	Amendments and Waivers	80
9.6	Successors and Assigns; Participations	83
9.7	No Third Party Beneficiaries	87
9.8	Independence of Covenants	87
9.9	Survival of Representations, Warranties and Agreements	87
9.10	No Waiver; Remedies Cumulative	87
9.11	Marshalling; Payments Set Aside	87
9.12	Integration	88
9.13	Severability	88
9.14	Obligations Several; Independent Nature of Lenders’ Rights	88
9.15	Headings	88
9.16	APPLICABLE LAW	88
9.17	CONSENT TO JURISDICTION	89
9.18	WAIVER OF JURY TRIAL	89
9.19	Confidentiality	90
9.20	Usury Savings Clause	91
9.21	Counterparts; Effectiveness	91
9.22	PATRIOT Act	91
9.23	Electronic Execution of Assignments	92
9.24	No Fiduciary Duty	92
9.25	Conflicts	92
9.26	Bankruptcy Code	93

APPENDICES:	A	Commitments
	B	Notice Addresses

EXHIBITS:	A	Funding Notice
	B	Note
	C	Assignment and Assumption Agreement
	D-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
	D-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
	D-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
	D-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
	E-1	Closing Date Certificate
	E-2	Solvency Certificate
	E-3	Initial Funding Date Certificate
	F	Security Agreement
	G	Parent Guaranty
	H	Issuer Acknowledgement
	I	Collateral Account Control Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of March 5, 2013, is entered into by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto from time to time, CITIBANK, N.A., as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”), as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”), and as a Lender.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Lenders have agreed to extend to the Borrower revolving credit loans in an aggregate principal amount not to exceed $75,000,000, in compliance with Regulation U; and

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on the Pledged Shares.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                         DEFINITIONS AND INTERPRETATION

1.1                               Definitions.  The following terms used herein, including in the preamble, recitals and exhibits hereto, shall have the following meanings:

“Actual Gross Proceeds” has the meaning specified in Section 2.9(c)(iv)(3).

“Actual Net Proceeds” has the meaning specified in Section 2.9(c)(iv)(3).

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date, the rate per annum obtained by dividing (i) LIBOR by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of such Person, threatened against such Person or any property or assets of such Person.

“Affected Lender” has the meaning specified in Section 2.12(a).

“Affected Loans” has the meaning specified in Section 2.12(a).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Agent Affiliates” has the meaning specified in Section 9.1(b).

“Aggregate Amounts Due” has the meaning specified in Section 2.11.

“Agreement” means this Credit Agreement, dated as of March 5, 2013, as it may be amended, supplemented or otherwise modified from time to time.

“Amendment Effective Time” has the meaning specified in Section 9.5(a).

“Anticipated Net Proceeds” has the meaning specified in Section 2.9(c)(iv)(3).

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.  A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that the Borrower provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 9.1(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent, which includes the Purchaser Representations.

“Assignment Effective Date” has the meaning specified in Section 9.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), managing director, chief financial officer or treasurer of (a) a corporation, (b) a limited partnership, (c) the general partner of a limited partnership or (d) a limited liability company or the managing member thereof; provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus ½ of 1% and (b) the Prime Rate.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Change of Control” means an event or series of events by which the Parent ceases to beneficially own and control directly or indirectly 100% on a fully diluted basis of the voting and economic Equity Interests of the Borrower.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any Eurodollar Rate Loans (excluding, for the avoidance of doubt, any notice, determination, funding or payment contemplated under Section 2.9), the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Cash” means cash in Dollars.

“Cash Interest” as defined in Section 2.5 (a).

“Citibank” means Citibank, N.A.

“Closing Date” means the earliest date on which all of the conditions precedent in Section 3.1 are satisfied or waived in accordance with Section 9.5 of this Agreement.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E-1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the real, personal and mixed property (including, without limitation, the Eligible Pledged Shares) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Account Control Agreement” means a Collateral Account Control Agreement in substantially the form of Exhibit I, by and among the Borrower, the Collateral Agent and the Securities Intermediary.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Documents” means the Security Agreement, the Collateral Account Control Agreement and all other instruments, documents and agreements delivered by the Borrower pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of Borrower as security for the Obligations.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Loans to the Borrower pursuant to Section 2.01 up to the Dollar amount set forth opposite such Lender’s name on Appendix A hereof, as reduced from time to time as set forth in Section 2.03 or increased from time to time as set forth in Section 2.17.  The aggregate amount of the Commitments of all Lenders on the Closing Date is $75,000,000.

“Commitment Period” means the period from the Closing Date through the earlier of the Maturity Date or the date when all Commitments hereunder are terminated.

“Common Units” means the common units of the Issuer.

“Common Unit Price” means, on any date, the closing sale price per unit (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) of the Common Units on that date as reported in composite transactions for the Exchange.  If the Common Units are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the ‘‘Common Unit Price’’ for the Common Unit will be the average of the last quoted bid and ask prices for the Common Unit in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If the Common Unit is not so quoted, the “Common Unit Price” will be the average of the mid-point of the last bid and ask prices for the Common Unit on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Collateral Agent, selected by the Collateral Agent for this purpose.  Any such determination will be conclusive absent manifest error.  The “Common Unit Price” prior to 4:00 pm New York City time on any date of determination that is a Scheduled Trading Day in New York City or at any time on any date of determination that is not a Scheduled Trading Day in New York City will be the “Common Unit Price” determined on the immediately preceding Scheduled Trading Day in New York City.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means, unless otherwise expressly specified, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, the Parent Guaranty, the Issuer Acknowledgement and all other documents, instruments or agreements executed and delivered by Borrower for the benefit of any Agent or any Lender in connection herewith on or after the Closing Date.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(i) purchases by way of assignment or transfer any Commitment or Loan;

(ii) enters into any sub-participation in respect of any Commitment or Loan; or

(iii) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of any Commitment or Loan.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delisting” means that the Exchange announces that pursuant to the rules of the Exchange, the Common Units cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than as a result of an Issuer Merger Event or an Issuer Tender Offer) and are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).

“Disqualified Person” means (i) any bona fide competitor of the Parent, the Issuer or any of their respective Subsidiaries to the extent notified to and consented by the Administrative Agent (such consent not to be unreasonably withheld), (ii) each Person separately notified in writing as such by the Borrower to the Administrative Agent on or prior to the date of this Agreement and (iii) the Affiliates of the foregoing known as such by the Administrative Agent.

“Dollars” and “$” mean the lawful money of the United States.

“DTC” means The Depository Trust Company or any successor entity thereto.

“Early Termination Fee” means, with respect to any Commitments terminated pursuant to Section 2.8(b), as of any date of determination, an amount equal to 0.75% of such terminated commitment multiplied by a fraction the numerator of which is the number of days from such date of determination through the scheduled Maturity Date (set forth in clause (i) of the definition thereof) and the denominator of which is 365.

“Eligible Assignee” means (i) a Lender, an Affiliate of any Lender or an Approved Fund that meets the Purchaser Representations, or (ii) any other Person (other than a natural Person) approved by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed) that makes the Purchaser Representations; provided, that, no such approval shall be required if an Event of Default has occurred and is continuing; provided, further, that (1) if Borrower has not consented to or disapproved of any prospective assignee in writing within five Business Days of any request that the Borrower consent to a respective assignee, Borrower’s consent shall have been deemed to have been received with respect to such assignee and (2) none of (w) the Borrower or any Affiliate thereof, (x) the Issuer or any Affiliate thereof, (y) any Disqualified Person or (z) any Defaulting Lender shall be an Eligible Assignee; provided, further, that any assignment by a Lender without the Borrowers prior written consent to a Disqualified Person shall be voidable by the Borrower to the extent that such a Disqualified Person still holds loans and the Borrower shall be entitled to seek specific performance to unwind any such assignment in addition to any other remedies available to the Borrower at law or in equity.

“Eligible Collateral Brokerage Account” shall have the meaning assigned to it in the Security Agreement.

“Eligible Equity Market Value” means, on any date, the amount equal to the product of (i) the number of Common Units included in the Eligible Pledged Shares on such date and (ii) the Common Unit Price on such date.

“Eligible Pledged Shares” means, the Pledged Shares (i) over which the Collateral Agent for the benefit of the Secured Parties has a valid and perfected First Priority Lien, created under the Collateral Documents, (ii) which are in book-entry format held through DTC and (iii) not subject to Transfer Restrictions (other than the Existing Transfer Restrictions); provided that, the number of Eligible Pledged Shares shall not exceed the Maximum Share Collateral Number.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was, during the preceding five (5) years, sponsored, maintained or contributed to by, or required to be contributed by, the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental, Health or Safety Laws” means any and all Laws, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, protection of natural resources or the environment, the generation, use, handling, transportation, storage, treatment, disposal, presence, discharge or release of or exposure to any Hazardous Materials, or human health or safety.

“Environmental, Health or Safety Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, remediation, monitoring or other response action, fines, penalties or indemnities), of the Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental, Health or Safety Laws, (b) the generation, use, handling, transportation, storage, treatment, disposal, presence, discharge or release of or exposure to any Hazardous Materials, whether actual or threatened, or (c) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of the Borrower shall continue to be considered an ERISA Affiliate of the Borrower within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower and with respect to liabilities arising after such period for which the Borrower could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 or 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if it is reasonably expected that such withdrawal will result in liability, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or “endangered or critical status” (within the meaning of Section 305 of ERISA), or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on the Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower or any of its respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) a determination that any Pension Plan is, or is reasonably expected to be in “at-risk” status (as defined in Section 303(i) of ERISA or Section 430(i) of the Code); or (xii) the imposition of a Lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 7.1.

“Excess Net Proceeds” has the meaning specified in Section 2.9(c)(iv)(3).

“Exchange” means The NASDAQ Global Select Market or any successor securities exchange or market on which the Common Units may be listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment or otherwise under a Credit Document pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16) or becomes a party to the applicable Credit Document or (ii) in the case of a Lender, such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changes its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Transfer Restrictions” means, with respect to the Common Units or any dividends or distributions thereon pledged as Collateral, any legal restrictions under the federal securities laws of the United States arising solely as a result of (i) being deemed “restricted securities” (within the meaning of Rule 144(a)(3)(i) under the Securities Act) due to being purchased on a date more than one year prior to the date hereof in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or due to being dividends or distributions on such securities or dividends or distributions thereon or (ii) Borrower’s status as an “affiliate” (within the meaning of Rule 144 under the Securities Act) of Issuer.

“Expense Election” has the meaning specified in Section 9.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Citibank on such day on such transactions as determined by Citibank.

“Fee Election” has the meaning specified in Section 2.7.

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, between the Borrower, Citibank and the other parties named therein, as amended, supplemented or otherwise modified from time to time.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject other than Permitted Liens.

“Floating Rate” means, with respect to any Interest Period, a per annum rate equal to the Adjusted Eurodollar Rate plus 5.00%; provided that if LIBOR cannot be determined for such Interest Period for whatever reason or if any Lender is an Affected Lender, Floating Rate means, with respect to each day in such Interest Period, a rate per annum equal to (i) 5.00% plus (ii) the greatest of (a) the Base Rate in effect on any such day minus 1.00%, and (b) 0.000%.  Any change in the Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means, subject to the provisions set forth in Section 1.3, United States generally accepted accounting principles in effect as of the date of determination thereof.

“General Partner” means Crosstex Energy GP, LLC, a Delaware limited liability company.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Hazardous Materials” means all hazardous or toxic substances, materials, wastes, agents or other pollutants, including petroleum or any fraction thereof, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, explosive or radioactive substance or wastes, infectious or medical substances or wastes and all other substances or wastes of any nature regulated pursuant to any Environmental, Health or Safety Laws.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Increased-Cost Lenders” has the meaning specified in Section 2.16.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by the Borrower, any Affiliate thereof, or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit

Documents or the transactions contemplated hereby or thereby (which, for the avoidance of doubt, shall include any hedging activities by any Indemnitee during the continuance of an Event of Default and any transactions effected in the Pledged Shares pursuant to a Lender and/or Agent exercising its rights with respect thereto under the Collateral Documents, and shall include the Lenders’ agreement to make Loans or the use or intended use of the proceeds thereof, any amendments, waivers, or consents with respect to any provision of the Agreement or the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral)) or (ii) any commitment letter (and any fee or engagement letter) delivered by any Agent or any Lender or any of their respective Affiliates to the Borrower or the Parent with respect to the transactions contemplated by this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.3.

“Indemnity Exclusions” has the meaning specified in Section 9.3.

“Initial Funding Date” means the earliest date after the Closing Date on which a Loan is made and all of the conditions precedent in Section 3.2 and Section 3.3 are satisfied or waived in accordance with Section 9.5 of this Agreement.

“Initial Funding Date Certificate” means an Initial Funding Date Certificate substantially in the form of Exhibit E-3.

“Initial Lender” means Citibank, N.A.

“Initial LTV Level” means a Loan to Equity Value Percentage of 40.0%.

“Interest Election” has the meaning specified in Section 2.5(a).

“Interest Payment Date” means the last day of each March, June, September and December and the Maturity Date.

“Interest Period” means, with respect to any Loan, (i) initially, the period commencing on the date of borrowing of such Loan and ending on the next following Interest Payment Date; and (ii) thereafter, the period commencing on the day on which the immediately preceding Interest Period expires and ending on the next following Interest Payment Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Borrower of, or of a beneficial interest in, any of the Securities of any other Person and (ii) any direct or indirect loan, advance or capital contributions by the Borrower to any other Person, including all indebtedness and accounts receivable from that other Person.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“Issuer” means Crosstex Energy, L.P., a Delaware limited partnership.

“Issuer Acknowledgment” means an agreement substantially in the form of Exhibit H hereto, pursuant to which, among other provisions, the Issuer provides certain acknowledgments to the Lenders in respect of the Credit Documents and the transactions contemplated thereunder.

“Issuer ADTV” means, in respect of any date of determination, the average daily trading volume of the Common Units on the Exchange measured over a 30 Scheduled Trading Day period ending on the immediately preceding Scheduled Trading Day, as determined by the Collateral Agent.

“Issuer ADTV Event” means that, at any time, the Issuer ADTV is calculated to have fallen below the Issuer ADTV Reference Rate.

“Issuer ADTV Reference Rate” means 75,000 Common Units.

“Issuer Change of Control” means an event or series of events by which:

(i)                                     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of greater than 50.0% of the then-outstanding Common Units, other than an acquisition of such Common Units by the Issuer, any of its Subsidiaries or any of its employee benefit plans;

(ii)                                  a majority of the members of the board of directors or other equivalent governing body of the General Partner ceases to be composed of individuals (a) who were members of that respective board or equivalent governing body on the date hereof, (b) whose election or nomination to that respective board or equivalent governing body was approved by individuals referred to in clause (ii)(a) above constituting at the time of such election or nomination at least a majority of that respective board or equivalent governing body or (c) whose election or nomination to that respective board or other equivalent governing body was approved by individuals referred to in clauses (ii)(a) and (b) above constituting at the time of such election or nomination at least a majority of that respective board or equivalent governing body (excluding, in the case of both clause (ii)(b) and clause (ii)(c), any individual whose initial nomination for, or assumption of office as, a member of that respective board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(iii)                               (a) the General Partner enters into any transaction of merger or consolidation, or liquidates, wind-ups or dissolves itself (or suffers any liquidation or dissolution), or (b) the Parent conveys, sells, leases or exchanges, transfers or otherwise disposes of, in one transaction or a series of transactions, all or any part of the partnership interests in the General Partner.

“Issuer Dissolution” means that (i) the Issuer is liquidated or dissolved, or (ii) the General Partner and/or holders of Common Units approve any plan or proposal for the Issuer’s liquidation or dissolution.

“Issuer Extraordinary Event” means an Issuer Change of Control, Issuer Merger Event, Issuer Tender Offer, Issuer Nationalization, Issuer Insolvency, Issuer Insolvency Filing, Issuer Trading Suspension or Issuer Dissolution.

“Issuer Insolvency” means that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding-up of or any analogous proceeding affecting the Issuer, (i) all the Common Units are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of Common Units become legally prohibited from transferring them.

“Issuer Insolvency Filing” means that (i) the Issuer institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, or the Issuer consents to a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or (ii) a petition is presented for the Issuer’s winding-up or liquidation by it or such regulator, supervisor or similar official or the Issuer consents to such a petition; provided that proceedings instituted or petitions presented by creditors and not consented to by the Issuer shall not be deemed an Issuer Insolvency Filing.

“Issuer Merger Event” means any (i)(a) reclassification or change of the Common Units that results in a transfer of or an irrevocable commitment to transfer more than 50% of the outstanding Common Units to another “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), (b) consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) (other than a consolidation, amalgamation, merger or binding share exchange in which Issuer is the continuing entity and which does not result in a reclassification or change of more than 50% of the outstanding Common Units), (c) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by another “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) to purchase or otherwise obtain more than 50% of the outstanding Common Units that results in a transfer of or an irrevocable commitment to transfer more than 50% of the outstanding Common Units (other than Common Units owned or controlled by such other person or group), or (d) consolidation, amalgamation, merger or binding share exchange of the Issuer or its Subsidiaries with or into another “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) in which Issuer is the continuing entity and which does not result in a reclassification or change of more than 50% of the outstanding Common Units but results in the outstanding Common Units (other than Common Units owned or controlled by such other person or group) immediately prior to such event collectively representing less than 50% of the outstanding Common Units immediately following such event, or (ii) the public announcement, including any public announcement as defined in Rule 165(f) of the Securities Act, by any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) at any time, of any intention to engage in a transaction (whether or not subsequently amended) that, if completed, would lead to any event set forth in the immediately preceding clause (i).

”Issuer Nationalization” means that (i) all or substantially all of the Common Units or the assets of the Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof, or (ii) the adoption, promulgation, enactment, order, decree, announcement or such other action or statement as the Collateral Agent deems relevant, by or with effect on any governmental agency, authority, entity or instrumentality thereof at any time, of any event or circumstance (whether or not subsequently amended or appealed) that, if completed, would lead to any event set forth in the immediately preceding clause (i).

“Issuer Tender Offer” means (i) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by another “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) that results in such person or group purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 50% and less than 100% of the outstanding Common Units, as determined by the Collateral Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Collateral Agent deems relevant, or (ii) the public announcement, including any public announcement as defined in Rule 165(f) of the Securities Act, by any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) at any time, of any intention to purchase or otherwise obtain the requisite number of Common Units (whether or not subsequently amended) that, if completed, would lead to any event set forth in the immediately preceding clause (i).

“Issuer Trading Suspension” means that the Common Units have been suspended from trading on the Exchange for one Scheduled Trading Day or the Common Units have not traded on the Exchange for any other reason for one Scheduled Trading Day; provided that trading in securities of other issuers generally occurs on the Exchange on such Scheduled Trading Day.

“Laws” means, with respect to any Person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such Person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto as a Lender pursuant to an Assignment Agreement.

“LIBOR” means, for any Interest Period, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two

Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a three-month term or (ii) if such rate is not available at such time for any reason, then the “LIBOR” for such Interest Period shall be determined on the basis of the rates at which deposits in Dollars for a three-month term and in an amount approximately equal to the principal amount of the Loan or other applicable amount are offered by four major banks in the London interbank market, selected by the Administrative Agent, at approximately 11:00 a.m., London time, on the day that is two Business Days preceding the first day of such Interest Period.  If at least two such quotations are provided, LIBOR for such Interest Period shall be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, LIBOR for such Interest Period shall be the arithmetic mean of the per annum rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on such day for loans in Dollars to leading European banks for a term of three months and in an amount approximately equal to the principal amount of the Loan or other applicable amount.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1 and “Loans” means all such loans.

“Loan Exposure” means, as to a Lender, (i) at any time prior to the termination of the Commitments, the principal amount of the Commitment held by such Lender expressed as a percentage of the principal amount of the Commitments held by all Lenders and (ii) at any time after the termination of the Commitments, the principal amount of the Loans held by such Lender expressed as a percentage of the principal amount of the Loans held by all Lenders.

“Loan to Equity Value Percentage” means, at any time, the amount, expressed as a percentage, obtained by dividing the Total Net Outstandings at such time by the Eligible Equity Market Value at such time.

“Margin Cure Deadline” means, for any Business Day on which (or, if such Business Day is not a Trading Day, on the immediately preceding Trading Day) the Loan to Equity Value Percentage exceeds the Margin Trigger Level, 5:00 p.m. on the second Business Day immediately following such Business Day.

“Margin Reset Level” means a Loan to Equity Value Percentage of 42.5%.

“Margin Share Collateral” has the meaning specified in Section 2.9(b).

“Margin Trigger Level” means a Loan to Equity Value Percentage of 47%.

“Market Disruption Event” means if the Common Units are listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in such Common Units or in any options, contracts or futures contracts relating to such Common Units.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the properties, assets or financial condition of the Borrower; (ii) the ability of the Borrower to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against the Borrower of any Credit Document; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Maturity Date” means the earlier of (i) March 5, 2016 (or, if such day is not a Business Day, the immediately preceding Business Day) and (ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Maximum Share Collateral Number” means 16,500,000 Common Units.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Non-public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note” means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of every nature of the Borrower, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them, in each case under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or in any Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Parent” means Crosstex Energy, Inc., a Delaware corporation.

“Parent Guaranty” means an agreement substantially in the form of Exhibit G hereto, pursuant to which, among other provisions, the Parent fully and unconditionally guarantees the obligations of the Borrower hereunder.

“Parent Shares” means the common stock, par value $0.01 per share, of the Parent.

“Participant” has the meaning specified in Section 9.6(h)(i).

“Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of March 23, 2007, as amended by those certain amendments listed as exhibits under the Issuer’s Form 10-K filed with the SEC for the fiscal year ended December 31, 2012.

“PATRIOT Act” has the meaning specified in Section 3.1(k).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Liens” means, collectively, (i) inchoate Liens for taxes, assessments or governmental charges or levies but not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) Liens in favor of the Securities Intermediary that arise by operation of law or the securities account agreement(s) between the Borrower and the Securities Intermediary and (iii) Liens in favor of banking institutions encumbering deposits (including the right of set-off) not constituting Collateral and that are within the general parameters customary in the banking industry.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“PIK Amount” means any interest, fees, expenses or other amounts owed hereunder that the Borrower has elected to add to the principal amount of the Loans pursuant to Section 2.5, including PIK Fees and PIK Interest.

“PIK Fees” means the payment-in-kind of the Undrawn Commitment Fee by increasing the outstanding principal amount of the Loans.

“PIK Interest” means the payment-in-kind of interest in respect of the Loans by increasing the outstanding principal amount of the Loans.

“Platform” has the meaning specified in Section 5.2.

“Pledged Shares” means, as of the Initial Funding Date, 10,700,000 Common Units and, after the date hereof, all other Common Units pledged as Collateral hereunder or under the Security Agreement and any distribution or dividend in Common Units distributed in respect of any Pledged Shares to the extent such distribution or dividend constitutes Collateral under the Collateral Documents.

“Potential Adjustment Event” means any of the following events or occurrences listed in clauses (i)- (ix) below; provided that, in Citibank’s discretion, such an event or occurrence would be expected to have an effect on Common Units that could reasonably be expected to be materially adverse to the composition and quality of Collateral consisting of Common Units and/or Citibank’s or another Lender’s position as a Secured Party under the Credit Documents:

(i) a subdivision, consolidation or reclassification of Common Units (unless resulting in an Issuer Merger Event), or a free distribution or dividend of any Common Units to existing holders by way of bonus, capitalization or similar issue;

(ii) a distribution, issue or dividend to existing holders of Common Units (A) of Common Units, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of Common Units, or (C) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Issuer as a result of a spin-off or other similar transaction, or (D) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Collateral Agent;

(iii) an extraordinary dividend;

(iv) a call by the Issuer in respect of Common Units that are not fully paid;

(v) a repurchase by the Issuer, the Parent, the General Partner or any of their respective Subsidiaries of Common Units whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(vi) in respect of the Issuer, an event that results in any shareholder rights (or similar interests or rights under any contract or agreement) being distributed or becoming separated from Common Units or other interests in Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights (or similar interests or rights under any contract or agreement) at a price below their market value, as determined by the Collateral Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

(vii) any Issuer Extraordinary Event;

(viii) any Delisting; or

(ix) the occurrence of any amendment, modification, supplement or other change to the Partnership Agreement that requires the approval of holders of Common Units under the Partnership Agreement.

“Prepayment Amount” has the meaning specified in Section 2.9(a).

“Prime Rate” means, for any day, the rate of interest in effect for such day as announced as the “prime rate” published in the “Money Rates” Section of The Wall Street Journal; provided that (a) if The Wall Street Journal ceases to publish the “prime rate,” then the “Prime Rate” shall be the “prime rate” published by an equivalent publication selected by the Administrative Agent and (b) if such “prime rate” is no longer generally published or is limited, regulated or administered by a Governmental Authority or other quasi-governmental body, then the “Prime Rate” shall be a comparable interest rate index selected by the Administrative Agent.

“Principal Office” means, for Administrative Agent, its “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender.

“Pro Rata Share” means, with respect to any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Commitment and, if applicable and without duplication, the aggregate principal amount of Loans of such Lender and the denominator of which is the principal amount of the aggregate Commitments and, if applicable and without duplication, the aggregate principal amount of Loans at such time; provided that if the Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Proposed Release Common Units” has the meaning specified in Section 2.9(c)(iii).

“Proposed Sale Common Units” has the meaning specified in Section 2.9(c)(iv).

“Purchaser Representations” means the following representations, warranties and agreements made by an assignee or participant, as applicable:  (i) a representation and warranty that such assignee or participant is a QIB, a QP and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into such assignment or participation as principal and not for the benefit of any third party, (ii) a representation that such assignee or participant is not the Borrower, the Parent or the Issuer or an Affiliate of the Borrower, the Parent or the Issuer, (iii) an acknowledgment that such assignee or participant fully understands any restrictions on transfers, sales and other dispositions in the Credit Documents or relating to any Collateral consisting of the Pledged Shares, (iv) an acknowledgment that such assignee or participant is able to bear the economic risk of its investment in the participation and is currently able to afford a complete loss of such investment, (v) a covenant that such assignee or participant will only assign its Loan or sell its participation or participations therein pursuant to documentation including such Purchaser Representations, (vi) an acknowledgement by such assignee or participant that the Pledged Shares forming part of the Collateral cannot be sold by the Borrower without registration under the Securities Act or under an available exemption from the registration requirements under the Securities Act, including, if available, the exemption provided by Rule 144 under the Securities Act, (vii) an acknowledgment that such assignee or participant is not entering into such assignment or participation on the basis of any material Non-public Information with respect to the Parent, the Borrower, the Issuer, their respective Subsidiaries or their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material Non-public Information (it being understood that such assignee or participant may have material Non-public Information on the private side of its information wall, sometimes referred to as a “Chinese Wall,” at the time of such assignment or participation); provided that, for the avoidance of doubt, “material Non-public Information concerning the Parent, the Borrower, the Issuer, their respective Subsidiaries or their securities” shall not include any information made available to both the assignee and the assignor or both the participant and the seller of a participation interest, as the case may be, and (viii) an acknowledgment that it has made an independent decision to purchase its Loan or participation based on information available to it, which it has determined adequate for the purpose.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“QP” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.

“Recipient” means any of (i) the Collateral Agent, (ii) the Administrative Agent (including any agent or subagent of the Administrative Agent), and (iii) any Lender.

“Register” has the meaning specified in Section 2.4(b).

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act as in effect from time to time.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Replacement Lender” has the meaning specified in Section 2.16.

“Required LLC Provisions” has the meaning specified in Section 5.3.

“Requisite Lenders” means one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders.  The Loan Exposure of any Defaulting Lender shall be disregarded in determining Requisite Lenders at any time.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding; and (iv) any other payment, howsoever characterized, to the Parent or any of its Affiliates.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Units are listed or admitted for trading.  If such Common Units are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day”.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” has the meaning assigned to that term in the Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Intermediary” means Citigroup Global Markets Inc.

“Security Agreement” means the Security Agreement to be executed by the Borrower substantially in the form of Exhibit F, as it may be amended, supplemented or otherwise modified from time to time.

“Share Disposal” has the meaning specified in Section 2.9(c)(iv).

“Share Disposal Fees” means, in respect of any Share Disposal, (i) a customary brokerage commission per Common Unit and (ii) for each of Citibank, each Lender, any designated affiliate of Citibank participating in the Share Disposal, each Agent and each of their respective Affiliates participating in the Share Disposal, the expenses of such party in connection with such Share Disposal (including, without limitation, reasonable fees, expenses and disbursements of counsel to such party).

“Share Price Threshold Level” means $7.75 per Common Unit.

“Share Sale Request” has the meaning specified in Section 2.9(c)(iv).

“Share-Based Financing Transaction” means any hedging or financing transaction (including derivatives transactions) relating to and/or secured by Common Units.

“Share-Based Transaction Counterparty” has the meaning specified in Section 6.10.

“Solvency Certificate” means a Solvency Certificate of an Authorized Officer of the Borrower or the Parent, as applicable, substantially in the form of Exhibit E-2.

“Solvent” means, with respect to the Borrower, that as of the date of determination, both (i) (a) the sum of the Borrower’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets; (b) the Borrower’s capital is not unreasonably small in relation to the transactions contemplated hereunder; and (c) the Borrower has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts, except for Obligations under the Credit Documents; and (ii) the Borrower is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  Notwithstanding anything to the contrary herein, in no event shall Issuer be deemed to be a Subsidiary of Borrower for purposes of this Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminated Lender” has the meaning specified in Section 2.16.

“Threshold Amount” means $5,000,000.

“Total Net Outstandings” means, at any time, the amount, if any, by which (i)(a) the sum of the aggregate principal amount of all Loans outstanding at such time and (b) without duplication of any amounts included in the immediately preceding clause (a) (including all Loans incurred as PIK Amounts), all accrued and unpaid interest hereunder at such time, exceeds (ii) the aggregate amount of Cash held (whether to be Cash Interest or PIK Interest) in the Eligible Collateral Brokerage Account at such time over which the Collateral Agent for the benefit of the Secured Parties has a valid and perfected First Priority Lien created under the Collateral Documents.

“Trading Day” means a Scheduled Trading Day for the Common Units on which (i) trading in such Common Units generally occurs on the Exchange or, if such Common Units are not then listed or admitted for trading on the Exchange, on the principal other United States national or regional securities exchange on which such Common Units is then listed or admitted for trading or, if such Common Units are not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which such Common Units are then traded and (ii) there is no Market Disruption Event with respect to such

Common Units.  If such Common Units are not so listed or admitted or traded, “Trading Day” means a “Business Day”.

“Transfer Restrictions” means, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such property or item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or transfer or enforcement of such property or item of collateral be subject to any volume limitations, limitations to address tax matters, or be consented to or approved by any person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such property or item of collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under the Securities Act of 1933) and (v) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, assignor or transferor of such property or item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Underlying Shares” has the meaning specified in Section 5.9.

“Undrawn Commitment Fee” has the meaning specified in Section 2.7.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f).

“VWAP Market Disruption Event” means, if the Common Units are listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, (i) the failure by the Exchange or such securities exchange to open for trading during its regular trading session or (ii) the occurrence or existence, at any time during any Scheduled Trading Day, for more than a 30-minute period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Units or in any options contracts or futures contracts relating to the Common Units.

“VWAP Price” means, for any Scheduled Trading Day, the volume-weighted average price of the Common Units in composite transactions on the Exchange (or any other U.S. national or regional securities exchange on which the Common Units are then listed for trading) in respect of the period from the scheduled open of trading on the Exchange to the scheduled close of trading of the primary trading session on the Exchange for such Scheduled Trading Day, as determined by the Collateral Agent.  Notwithstanding the foregoing, if a VWAP Market Disruption Event occurs on any Scheduled Trading Day, the Collateral Agent shall determine the VWAP Price for such time based on the transactions in the Common Units on such Scheduled Trading Day effected before the relevant VWAP Market Disruption Event occurred and/or after the relevant VWAP Market Disruption Event ended.

“VWAP Price Event” means, at any time, the VWAP Price is calculated to have fallen below the Share Price Threshold Level.

“Withholding Agent” means any of (i) the Borrower, (ii) the Collateral Agent and (iii) the Administrative Agent (including any agent or subagent of the Administrative Agent).

1.2                               Interpretive Provisions.  With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)                     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                      Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(d)                     Any reference to a specific number of Common Units or a specific price with respect to the Common Units is a reference to that number of Common Units or that price with respect to the Common Units, as the case may be, as of the Closing Date and shall therefore after the Closing Date be a reference to that number of Common Units or that price with respect to the Common Units, as the case may be, as adjusted to reflect stock splits, reverse stock splits, stock combinations and stock dividends and Potential Adjustment Events, as determined by the Collateral Agent, respectively; provided that, upon receipt of written request from the Borrower following any adjustment pursuant to this Section 1.2(d) or any adjustment in respect of a Potential Adjustment Event or VWAP Price Event pursuant to clause (ii) of the second proviso to Section 9.5(a), the Collateral Agent shall reasonably promptly provide the Borrower with a written explanation describing in reasonable detail any calculation, adjustment or determination made by it (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing the Collateral Agent’s proprietary models or confidential information).

1.3                               Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time.

1.4                               Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 2.                         LOANS

2.1                               Commitments; Procedure for Borrowing.  (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Loans in Dollars to the Borrower from time to time during the Commitment Period in an aggregate principal amount that will not result in (i) the total outstanding principal amount of Loans made by such Lender pursuant to this Section 2.1(a) exceeding the Commitment of such Lender or (ii) the total outstanding principal amount of Loans made by all Lenders exceeding the Commitments of all Lenders.  Subject to Sections 2.8 and 2.9, all amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than the Maturity Date, including the principal amount of all Loans outstanding on such date, all accrued and unpaid interest thereon and all Undrawn Commitment Fees with respect thereto. Amounts borrowed pursuant to this Section 2.1 may be repaid and re-borrowed during the Commitment Period.

(b)                     To effect a borrowing, the Borrower shall deliver to the Administrative Agent a Funding Notice appropriately completed and signed by an Authorized Officer of the Borrower, such notice to be received not later than 11:00 a.m. three Business Days before the requested date of the Loan.  Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount, unless such Loan is made to pay a PIK Amount, in which case such Loan may be in the amount of such PIK

Amount.  If a Funding Notice is given after 11:00 a.m. on a Business Day, it shall be deemed to have been given on the Business Day next succeeding the Business Day on which it was given.  Each Funding Notice shall be irrevocable and binding on the Borrower.

(c)                      Upon satisfaction of the applicable conditions set forth in Section 3.2 and 3.3, on the date of the requested Loan each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 p.m. on the requested date of such borrowing, by wire transfer of same day funds in Dollars at the Principal Office designated by the Administrative Agent, and the Administrative Agent shall on the same day either (i) credit the account of the Borrower on the books of the Administrative Agent with the amount of such proceeds or (ii) transfer by wire transfer such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

2.2                               Pro Rata Shares; Availability of Funds.

(a)                     Pro Rata Shares.  All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)                     Availability of Funds.  Unless the Administrative Agent shall have been notified by any Lender prior to the applicable funding date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on the applicable funding date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the applicable funding date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on the applicable funding date.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the applicable funding date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Floating Rate.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the applicable funding date until the date such amount is paid to the Administrative Agent, at the Floating Rate.  Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.3                               Use of Proceeds.  The Borrower shall use the proceeds of the Loans made hereunder in compliance with all applicable laws and in compliance with Regulation U.

2.4          Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)       Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)       Register.  Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and the Loans and Commitments of each Lender from time to time (the “Register”).  The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.  The Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 9.6 (including the principal amount and stated interest with respect thereto), and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of any Loan.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c)       Notes.  If so requested by any Lender by written notice to the Borrower (with a copy to Administrative Agent) prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

2.5          Interest on Loans; PIK Amounts.

(a)       Subject to the last sentence of this clause (a), on each Interest Payment Date, the Borrower may, at its option, elect to pay interest on the Loans:  (1) entirely in cash (“Cash Interest”), (2) entirely in PIK Interest or (3) 50% as Cash Interest and 50% as PIK Interest.  To the extent the Borrower so elects to pay Cash Interest or 50% as Cash Interest and 50% as PIK Interest, the Borrower shall provide the Administrative Agent with written notice of its election with respect to the interest accrued as of such Interest Payment Date, and the percentage to which the election is being applied, at least three Business Days prior to such Interest Payment Date (such notice, an “Interest Election”).  The Borrower may also make elections with respect to other PIK Amounts pursuant to Section 2.6, Section 9.2 and Section 9.3.  If an Interest Election is not made by the Borrower in a timely fashion or at all with respect to an Interest Payment Date, the Borrower shall be deemed to have elected to pay interest on such Interest Payment Date entirely in PIK Interest.  The Administrative Agent shall provide written notice of any Interest Election to all Lenders promptly upon receipt thereof.  Notwithstanding any provision of the Credit Documents to the contrary, the Borrower may not make an Interest Election, or any election with respect to any other PIK Amounts, if (i) the Loan to Equity Value Percentage would equal or exceed (after giving effect to such PIK Amounts) the Margin Trigger Level or (ii) the aggregate principal amount of the Loans would exceed the Commitment, and if either clause (i) or (ii) would be true the PIK Amount that was the subject of such Interest Election or other election shall be paid in cash on the applicable Interest Payment Date or other due date therefor.

(b)       Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made, or in the case of principal amount issued as a PIK Amount, from the applicable date of such increase in principal amount, through repayment (whether by acceleration or otherwise), at the Floating Rate.

(c)       Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan or, with respect to principal amount issued as a PIK Amount, the applicable date of such increase in principal amount, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(d)       Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable (i) in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity of the Loans, including final maturity of the Loans.

2.6          Default Interest.  Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the fullest extent permitted by applicable Law, any interest payments on the Loans or any fees or other amounts owed hereunder or under any other Credit Document, shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the Floating Rate.  Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, the Collateral Agent or any Lender.  All interest payable pursuant to this Section 2.6 shall be paid in cash.

2.7          Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (subject to Section 2.18(a)(iii) with respect to Defaulting Lenders) an undrawn commitment fee (the “Undrawn Commitment Fee”) equal to the a percentage per annum of 0.75% of the average daily undrawn portion of the Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued Undrawn Commitment Fees shall be payable in arrears on (i) the last day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date and (ii) on the date any Commitment terminates. Undrawn Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (subject to Section 2.18(a)(iii) with respect to Defaulting Lenders) upon any termination of the Commitments pursuant to Section 2.8(b) (other than a termination made in accordance with the final proviso contained in Section 9.5(a)), Section 2.9(a)(i) (with respect to a Change of Control) or any Event of Default under Section 7.1(a), (b), (c), (d), (j), or (k), the Early Termination Fee. The Borrower agrees to pay to the Agents and Initial Lender such other fees in the amounts and at the times separately agreed upon including as set forth in the Fee Letter.  Subject to Section 2.5(a), any installment of the Undrawn Commitment Fee may, at the Borrower’s election, be paid entirely in PIK Fees or entirely in cash.  To the extent the Borrower elects to pay the Undrawn Commitment Fee in cash, the Borrower shall provide the Administrative Agent with written notice of its election at least three Business Days prior to the due date therefor (such notice, a “Fee Election”).  If a Fee Election is not made by the Borrower in a timely fashion or at all with respect to payment of the Undrawn Commitment Fee on any due date therefor, the Borrower shall be deemed to have elected to pay such installment of the Undrawn Commitment Fee on such payment date entirely as PIK Fees.  The Administrative Agent shall provide written notice of any Fee Election to all Lenders promptly upon receipt thereof.

2.8          Voluntary Prepayments; Termination of Commitments.

(a)       At any time the Borrower may prepay in full the Loans upon not less than three Business Days’ prior written or telephonic notice, given to the Administrative Agent, by 12:00 p.m. on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit such original notice by telefacsimile or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans shall become due and payable on the prepayment date specified therein.  All prepayments shall be accompanied by all accrued interest on the amount prepaid, (including interest scheduled to be PIK Interest at the next succeeding Interest Payment Date) and, in the case of a prepayment in full and termination of all Commitments hereunder, all accrued and unpaid Undrawn Commitment Fees and any fees payable pursuant to Section 2.8(b).

(b)       Termination and Reduction of Commitments.  The Commitments shall automatically terminate on the Maturity Date.  At its option, the Borrower may at any time terminate, or from time to time, without premium or penalty (except as provided below), reduce the Commitments in accordance with the procedure set forth above in Section 2.8(a); provided that (i) no such reduction shall be permitted if, after giving effect to such reduction, the aggregate outstanding amount of the Loans would exceed the aggregate amount of the Commitments, (ii) any such reduction shall be in an amount that is an integral multiple of $5,000,000 and (iii) such reduction shall be accompanied by the Early Termination Fee.

2.9          Mandatory Prepayments; Collateralization and Release.

(a)       The Borrower shall prepay the Loans and terminate the Commitments as follows:

(i)            If any Borrower Change of Control occurs, the Borrower shall, within one Business Day, prepay to the Lenders in full all Loans then outstanding and terminate the Commitments.

(ii)           If the Loan to Equity Value Percentage on any Business Day (or, if such Business Day is not a Trading Day, on the immediately preceding Trading Day) exceeds the Margin Trigger Level, by the applicable Margin Cure Deadline, the Borrower shall prepay to the Lenders the Loans then outstanding (including any prepayment in connection with a Share Disposal pursuant to Section 2.9(c)(iv) solely to the extent, and subject to the conditions, set forth in Section 2.9(c)(iv)(3)) in an amount sufficient to establish a Loan to Equity Value Percentage (based on an Eligible Equity Market Value (x) based on the Common Unit Price on such Trading Day, (y) that gives effect to any transfers of Margin Share Collateral on or after such Business Day on which the Loan to Equity Value Percentage exceeded the Margin Trigger Level and on or prior to the Margin Cure Deadline and (z) that gives effect (to the extent, and subject to the conditions, set forth in Section 2.9(c)(iv)(3)) to the reduction of the number of Eligible Pledged Shares by any Common Units sold pursuant to Section 2.9(c)(iv) after such Business Day on which the Loan to Equity Value Percentage exceeded the Margin Trigger Level and on or prior to the Margin Cure Deadline) equal to or less than the Margin Reset Level.

(b)       The Borrower may elect to transfer Common Units into the Eligible Collateral Brokerage Account as follows:

(i)            If the Loan to Equity Value Percentage on any Business Day (or, if such Business Day is not a Trading Day, on the immediately preceding Trading Day) exceeds the Margin Trigger Level, by the applicable Margin Cure Deadline, the Borrower may elect (with notice of such election given to the Administrative Agent by 5:00 p.m. on the first Business Day immediately following such Business Day on which the Loan to Equity Value Percentage exceeded the Margin Trigger Level) to transfer into the Eligible Collateral Brokerage Account and subject to a First Priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties, a number of Common Units (subject to Section 6.8) (all such Common Units transferred in accordance with this Section 2.9(b)(i), “Margin Share Collateral”) with an aggregate value sufficient to establish a Loan to Equity Value Percentage (based on an Eligible Equity Market Value and Total Net Outstandings (x) based on the Common Unit Price on such Trading Day, (y) that gives effect to any prepayment of any Loan pursuant to Section 2.9(a)(ii) on or after such Business Day on which the Loan to Equity Value Percentage exceeded the Margin Trigger Level and on or prior to the Margin Cure Deadline pursuant to Section 2.9(a)(ii) and (z) that gives effect (to the extent, and subject to the conditions, set forth in Section 2.9(c)(iv)(3)) to the reduction of the number of Eligible Pledged Shares by any Common Units sold pursuant to Section 2.9(c)(iv) after such Business Day on which the Loan to Equity Value Percentage exceeded the Margin Trigger Level and on or prior to the Margin Cure Deadline) equal to or less than the Margin Reset Level.

(ii)           The Borrower may transfer Common Units into the Eligible Collateral Brokerage Account, and subject to a First Priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties, on any Business Day that the Loan to Equity Value Percentage does not exceed the Margin Reset Level and the Administrative Agent shall adjust the Loan to Equity Value Percentage accordingly which shall become effective one Business Day after the posting of such additional Pledged Shares; provided that (x) the Borrower may not post additional Pledged Shares more than one time on any Business Day, (y) the Borrower may not post additional Pledged Shares on the same day on which it posts Margin Share Collateral and (z) the number of Common Units transferred into the Eligible Collateral Brokerage Account on any Business Day shall not be less than 100,000 Common Units.

(iii)          As a condition to effectiveness of any transfer of Common Units into the Eligible Collateral Brokerage Account, the Borrower shall deliver a certificate to the Collateral Agent in which (A) the Borrower repeats, as of the date of such transfer, each of its representations and warranties under Section 4.4 and Section 4.19 and (B) the Parent repeats, as of the date of such transfer, each of its representations and warranties under the Parent Guaranty (other than the Parent’s representation and warranty in Section 3.1(g) of the Parent Guaranty.

(c)       Collateral shall be subject to release from the Lien created under the Collateral Documents as follows:

(i)            If at any time the Loan to Equity Value Percentage is less than the Margin Trigger Level and cash distributions or cash dividends with respect to Pledged Shares are then held in the Eligible Collateral Brokerage Account, then the Administrative Agent shall as promptly as reasonably practicable (but, on the Business Day of receipt if such cash dividends or cash distributions are received into the Eligible Collateral Brokerage Account by 10:00 a.m. on such Business Day) release such distributions and dividends, such distributions and dividends shall be released from the Lien created under the Collateral Documents to the extent that, after giving effect to such release and any other release, termination or reduction otherwise requested or effected pursuant to this Section 2.9(c), (i) the Loan to Equity Value Percentage would not be equal to or greater than the Margin Trigger Level, (ii) no Event of Default has or would have occurred and be continuing and (iii) on the date of such release the Borrower is not required to make any prepayment or take any other action under this Section 2.9 and will not be required to take any such action as a result of the proposed release.  To the extent any cash is released from the Eligible Collateral Brokerage Account pursuant to this clause (i), the Collateral Agent shall direct the Securities Intermediary to transfer such amount to the Borrower by wire transfer and the Borrower shall promptly transfer such cash to the Parent.

(ii)           If any funds or other assets (other than any Eligible Pledged Shares) are then held in the Eligible Collateral Brokerage Account, then, upon the Borrower’s request that all or a portion of such funds or other assets be released from the Lien created under the Collateral Documents by delivery of a written notice to the Administrative Agent at least two Business Days prior to the requested release date to the extent that, after giving effect to such release and any other release, termination or reduction otherwise requested or effected pursuant to this Section 2.9(c), (i) the Loan to Equity Value Percentage would not be equal to or greater than the Margin Trigger Level, (ii) no Event of Default has occurred and is continuing or would result therefrom and (iii) on the date of such release the Borrower is not required to make any prepayment or take any other action under this Section 2.9 and will not be required to take any such action as a result of the proposed release.  To the extent any funds or other assets are released from the Eligible Collateral Brokerage Account pursuant to this clause (ii), the Collateral Agent shall direct the Securities Intermediary to transfer such funds or other assets to the Borrower in accordance with the Collateral Documents and the Borrower shall promptly transfer such funds or other assets to the Parent.

(iii)          If the Borrower delivers a written notice of withdrawal (in a form reasonable satisfactory to the Administrative Agent, signed by the Borrower and the Parent and in which the Borrower and the Parent certify that each of their respective representations and warranties in the Credit Documents, except for the representations and warranties under Section 4.17 of this Agreement and Section 3.1(g) of the Parent Guaranty, are true and correct as of the date of such notice) to the Administrative Agent requesting the release of a specified number of Common Units from the Eligible Collateral Brokerage Account (the “Proposed Release Common Units”) and the Loan to Equity Value Percentage has been less than 32.0% for 20 consecutive Trading Days, then the Administrative Agent shall as promptly as reasonably practicable (but, on the Business Day of receipt if such written notice is received by the Administrative Agent by 10:00 a.m. on such Business Day) release Common Units (in a number no greater than the number of Proposed Release Common Units) from the Lien created under the Collateral Documents to the extent that, after giving effect to such release and any other release, termination or reduction otherwise requested or effected pursuant to this Section 2.9(c), (i) the Loan to Equity Value Percentage would not be equal to or greater than the Initial LTV Level, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) on the date of such release the Borrower is not required to make any prepayment or take any other action under this Section 2.9 and will not be required to take any such action as a result of the proposed release, (iv) no Potential Adjustment Event has been announced for which the Amendment Effective Time has not yet occurred and (v) the withdrawal of such amount of Collateral shall not violate any Law, including Regulation T, Regulation U or Regulation X, as applicable.  To the extent any Common Units are released from the Eligible Collateral Brokerage Account pursuant to this clause (iii), the Collateral Agent shall direct the Securities Intermediary to transfer such Common Units to the Borrower in accordance with the Collateral Documents and the Borrower shall promptly transfer such Common Units to the Parent.

(iv)          If the Loan to Equity Value Percentage on any Business Day (or, if such Business Day is not a Trading Day, on the immediately preceding Trading Day) exceeds the Margin Trigger Level, by 10:00 a.m. on the immediately following Business Day, the Borrower may elect to deliver a written Common Unit sale request signed by the Borrower and the Parent that meets the requirements set forth below (a “Share Sale Request”) to the Administrative Agent requesting that Citibank or its designated affiliate conduct a sale on the Exchange on its behalf (the “Share Disposal”) of a number of

Pledged Shares specified therein out of the Eligible Collateral Brokerage Account (the “Proposed Sale Common Units”) in reliance on Rule 144 under the Securities Act.

(1)           A Share Sale Request shall only be valid if the following conditions are met (it being understood that any representation, warranty, acknowledgment or agreement made by the Borrower or the Parent in a Share Sale Request shall be made to Citibank, each Lender, any such designated affiliate of Citibank, each Agent and each of their respective Affiliates participating in the Share Disposal):  (i) the number of Proposed Sale Common Units does not exceed the number of Pledged Shares, (ii) each of the Borrower and the Parent certify that each of their respective representations and warranties in the Credit Documents are true and correct as of the date of such Share Sale Request as if such representations and warranties were made with respect to such Share Sale Request and the transactions contemplated thereby, (iii) the Borrower and the Parent provide such other documentation, evidence or assurance requested by Citibank (or any such designated affiliate) in connection with the transactions contemplated under such Share Sale Request (including a Rule 144 representations letter signed by the Borrower and the Parent confirming that all requirements of Rule 144 under the Securities Act will be satisfied with respect to such Share Disposal), (iv) the Share Sale Request contains an acknowledgment and irrevocable instruction by the Borrower that the Net Sale Proceeds shall be applied in partial prepayment of the Loans and that Citibank (or its designated affiliate) will pay to the appropriate parties the Share Disposal Fees for such Share Disposal out of the gross sale proceeds thereof, in each case, as set forth under Section 2.9(c)(iv)(3), (v) the Share Sale Request contains a representation, warranty and covenant that, during the period beginning on, and including, the Scheduled Trading Day immediately preceding the date of the Share Sale Request and ending on, and including, the completion of the relevant Share Disposal, neither the Borrower, the Parent nor any Affiliate of the Borrower or the Parent has, or will, directly or indirectly (including by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Common Units (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Common Units and (vi) the Share Sale Request contains a representation, warranty and covenant that none of the Borrower, the Parent or any Person subject to aggregation of Common Units with the Borrower or the Parent under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder has effected, or will effect, any purchase of Common Units within any period of less than six months prior to or following such Share Disposal (all within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder).

(2)           If Citibank (and any such designated affiliate) receives a valid Share Sale Request, (i) the applicable Share Disposal shall take place on the Scheduled Trading Day immediately following the Business Day on which such valid Share Sale Request was received by 10:00 a.m. and (ii) shall be sold in reliance on Rule 144 under the Securities Act to one or more third parties on terms to be agreed by Citibank (or any such designated affiliate) and such third parties (and in consultation with the Borrower); provided that notwithstanding the foregoing, neither Citibank or any such designated affiliate shall be obligated to accept such Share Sale Request or effect the relevant Share Disposal unless each of the following conditions is or will be met with respect to the proposed Share Disposal, as determined by Citibank (and any such designated affiliate) in its sole discretion:  (x) the settlement of Common Units sold pursuant to the Share Disposal shall be on a delivery versus payment basis, (y) the price at which Citibank (or any such designated affiliate) is able to sell the Common Units reflects the market value at the time of the Share Disposal for a block of Common Units equal in number to the number of Common Units being sold and (z) the number of Proposed Sale Common Units is not unreasonably large relative to either (1) the then-current Issuer ADTV or (2) the number of Common Units sufficient to establish (after giving effect to a sale of such Common Units and a prepayment of the Loans pursuant to this Section 2.9(c)(iv)) a Loan to Equity Value Percentage equal to or less than the Margin Reset Level; provided, further that notwithstanding the foregoing or any other provision of this Section 2.9(c)(iv), (a) Citibank and any such designated affiliate may, if it, in its sole discretion determines it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures, refrain from accepting any such Share Sale Request, effecting any element of a Share Disposal and/or giving effect to any other transaction contemplated in a Share Sale Request, (b) Citibank and any such designated affiliate may take any action that it determines, in its sole discretion, is necessary or advisable to comply with any legal, regulatory or self-regulatory requirements or related policies and procedures, including decreasing and/or postponing any element of a Share Disposal and/or any other transaction contemplated in a Share Sale Request and (c) without limiting the generality of the foregoing, neither Citibank nor any designated affiliate shall be under any obligation hereunder to accept any Share Sale Request, effect any element of a Share Disposal and/or give effect to any other transaction contemplated in a Share Sale Request if it, in its sole discretion, determines that there would be any condition or restriction on the ability of Citibank or such designated affiliate to effect any such transaction (including any restriction or condition referred to in the definition of “Transfer Restrictions”, whether in the hands of Citibank, such designated affiliate or any other party to such transaction).

(3)           Promptly following 5:00 p.m. on each Scheduled Trading Day on which sales of Common Units are effected pursuant to the Share Disposal, Citibank (or such designated affiliate) shall determine the anticipated net proceeds of such sales of Common Units on such Scheduled Trading Day (assuming settlement of such sales and after giving effect to the payment of Citibank’s (or such designated affiliate’s) Share Disposal Fees) (the “Anticipated Net Proceeds”).  For purposes of Section 2.9(a)(ii), during the period from 5:00 p.m. on such Scheduled Trading Day on which sales of Common Units are effected pursuant to the Share Disposal to 5:00 p.m. on the scheduled settlement date for such sales of Common Units, (i) Borrower will be deemed to have prepaid to the Lenders the Loans then outstanding in an amount equal to the lesser of (x) the Anticipated Net Proceeds and (y) an amount sufficient to establish a Loan to Equity Value Percentage equal to or less than the Margin Reset Level, as determined in accordance with Section 2.9(a)(ii) as of the Business Day on which the Loan to Equity Value Percentage exceeded the Margin Trigger Level and (ii) the number of Common Units held in the Eligible Collateral Brokerage Account will be deemed to be reduced by such number of sold Common Units; provided that, for the avoidance of doubt, following 5:00 p.m. on the scheduled settlement date for such sales of Common Units, the Borrower will no longer be deemed to have so prepaid to the Lenders the Loans then outstanding and the number of Common Units held in the Eligible Collateral Brokerage Account will no longer be deemed to be reduced by such number of sold Common Units.  Promptly following the time at which Citibank (or such designated affiliate) receives the actual gross sale proceeds of the Share Disposal (the “Actual Gross Proceeds”), Citibank (or such designated affiliate) will, on behalf of the Borrower, (x) pay to the Lenders an amount equal to the lesser of (a) the actual net proceeds of such sales of Common Units received by Citibank (or such designated affiliate) (determined after giving effect to the payment of Citibank’s (or such designated affiliate’s) Share Disposal Fees) (the “Actual Net Proceeds”) and (b) an amount sufficient to establish a Loan to Equity Value Percentage equal to or less than the Margin Reset Level, as determined in accordance with Section 2.9(a)(ii) as of the Business Day on which the Loan to Equity Value Percentage exceeded the Margin Trigger Level, (y) pay to Citibank (or such designated affiliate) such recipient’s Share Disposal Fees in respect of such sales of Common Units and (z) transfer into the Eligible Collateral Brokerage Account the amount, if any, of such Actual Gross Proceeds remaining after giving effect to the payments and transfers set forth under the immediately preceding clauses (x) and (y) (such amount, the “Excess Net Proceeds”); provided that, the Collateral Agent shall direct the Securities Intermediary to transfer such Excess Net Proceeds to the Borrower in accordance with the Collateral Documents, and such Excess Net Proceeds shall be released from the Lien created under the Collateral Documents, in each case, to the extent that such Excess Net Proceeds would be eligible for release at such time pursuant to Section 2.9(c)(ii), and the Borrower shall promptly transfer such cash to the Parent.

(d)       All prepayments under this Section 2.9 shall be accompanied by all accrued interest on the amount prepaid.

2.10        General Provisions Regarding Payments.

(a)       All payments by the Borrower of principal, interest, fees and other Obligations (other than PIK Amounts) shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. on the date due at the Principal Office of the Administrative Agent for the account of the Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b)       All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)       The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d)       Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall not be included in the computation of the payment of interest hereunder.

(e)       The Borrower hereby authorizes the Administrative Agent and the Collateral Agent to charge the Borrower’s accounts with the Administrative Agent or the Collateral Agent, including the Eligible Collateral Brokerage Account, in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(f)        The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds (other than a PIK Amount) prior to 12:00 p.m. to be a non-conforming payment.  Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day.  The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1.  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

(g)       If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 7.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by the Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9 of the Security Agreement.

2.11                        Ratable Sharing.  The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.  The provisions of this Section 2.11 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express provisions hereof (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations.

2.12                        Making or Maintaining Loans.

(a)                     Illegality or Impracticability of Eurodollar Rate Loans.  In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) the Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the proceeding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by email or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender).

If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then interest on their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall thereafter accrue interest based on the Base Rate as set forth in the definition of Floating Rate until such time, if any, as such notice is withdrawn.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option to rescind such Funding Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 2.12(a) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as Eurodollar Rate Loans in accordance with the terms hereof.

(b)                     Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender, so long as such making, carrying or transfer at, to or for the account of such branch office does not result in any material cost, fee or expense payable by the Borrower; provided that any such Affiliate shall be subject to the requirements of Section 2.14(f) as though it were a Lender.

2.13                        Increased Costs; Capital Adequacy.

(a)                     Compensation For Increased Costs and Taxes.  Subject to the provisions of Section 2.14 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule, regulation or order was issued or enacted prior to the date hereof), including the introduction of any new law, treaty or governmental rule, regulation or order but excluding solely proposals thereof or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or (B) any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the date hereof:  (i) subjects any Recipient to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of “Adjusted Eurodollar Rate” or any company controlling such Lender); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)                     Capital Adequacy Adjustment.  In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within ten Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to a Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.  For the avoidance of doubt, subsections (a) and (b) of this Section 2.13 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

(c)                      Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of any change in Law (as described in Section 2.13(a) or (b)) giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if such change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.14                        Taxes; Withholding, Etc.

(a)                     Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                     Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                      Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d)                     Indemnification by the Lenders.  Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)                      Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                       Status of Lenders.  (i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(1)                                 any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)                                 any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(w)                               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Credit Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Credit Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(x)                                 properly completed and executed originals of IRS Form W-8ECI;

(y)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (I) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower or the Parent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (II) properly completed and executed originals of IRS Form W-8BEN; or

(z)                                  to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(3)                                 any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)                                 if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower, the Parent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall (upon request of the Borrower or Administrative Agent in the case of expiration or obsolescence) update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  If any Agent is a Person other than a Lender, this Section 2.14(f) shall apply mutatis mutandis to such Agent as if it were a Lender.

(g)                      Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                     Survival.  Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.15                        Obligation to Mitigate.  Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.12, 2.13 or 2.14, or that would require the Borrower to pay any Indemnified Taxes or additional amounts to any Governmental Authority for the account of such Lender pursuant to Section 2.14, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts or Indemnified Taxes (as applicable) which would otherwise be required to be paid to such Lender or Governmental Authority (as applicable) pursuant to Sections 2.12, 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.15 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.15 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.16                        Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) is an Affected Lender or is entitled to receive payments under Sections 2.12, 2.13 or 2.14, or if the Borrower is required to pay Indemnified Taxes directly to a Governmental Authority under Section 2.14 in respect of such Lender, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments or require the Borrower to make such payments shall remain in effect, and (iii) in the case of payments under Section 2.12 or 2.13, such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b), the consent of the Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a “Non-Consenting Lender”) whose consent is required shall not have been obtained; or (c) any Lender is a Defaulting Lender, then, with respect to each such Increased-Cost Lender or Non-Consenting Lender or Defaulting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 9.6 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees (without duplication of PIK Fees) owing to such Terminated Lender pursuant to Section 2.7; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Sections 2.13 or 2.14 or otherwise as if it were a prepayment of the Loans under Section 2.9 and shall pay the fee payable pursuant to Section 2.8(b) as if it were a termination and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.  Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder with respect to matters arising out of the prior involvement of such Terminated Lender as a Lender hereunder shall survive as to such Terminated Lender.  Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence  within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6.

2.17                        Increase in Commitments.

(a)                     Request for Increase.  Provided no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Commitments by an amount (for all such requests actually consummated) not exceeding $25,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 and (ii) the Borrower may make a maximum of three such requests during the term of this Agreement (excluding any request pursuant to which no increase is made).  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders).

(b)                     Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment, and no Lender shall have any obligation to agree to increase its Commitment pursuant to this Section.

(c)                      Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)                     Effective Date and Allocations.  If the Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)                                  Adjustment of Loans.  Each of the Lenders having a Commitment prior to the Increase Effective Date (the “Pre-Increase Lenders”) shall assign to any Lender which is acquiring a new or additional Commitment on the Increase Effective Date (the “Post-Increase Lenders”), and such Post-Increase Lenders shall purchase from each Pre-Increase Lender, at the principal amount thereof, such interests in the Loans outstanding on the Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by Pre-Increase Lenders and Post-Increase Lenders ratably in accordance with their Commitments after giving effect to such increased Commitments.

(f)                                   Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent (x) an originally executed copy of the favorable written opinion of Baker Botts L.L.P., counsel for the Borrower and the Parent in form and substance reasonably satisfactory to the Administrative Agent, and (y) a certificate of the Borrower dated as of the Increase Effective Date signed by an Authorized Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article IV and the other Credit Documents, with the exception of representations and warranties under Section 4.17 of this Agreement and Section 3.1(g) of the Parent Guaranty, are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists or would result from the contemplated increase in the Commitment.

(g)           Conflicting Provisions.  This Section shall supersede any provisions in Section 2.11 or 9.5 to the contrary.

2.18        Defaulting Lenders.

(a)       Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Requisite Lenders” and Section 9.5.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.  No Defaulting Lender shall be entitled to receive any Early Termination Fee or any Undrawn Commitment Fee payable under Section 2.7 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)           Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 3.        CONDITIONS PRECEDENT

3.1          Conditions Precedent to Closing Date.  The Closing Date is subject to the satisfaction or waiver in accordance with Section 9.5, of the following conditions:

(a)       Credit Agreement. The Administrative Agent shall have received sufficient copies of this Agreement, originally executed and delivered by Borrower for each Lender.

(b)       Organizational Documents; Incumbency.  The Administrative Agent shall have received (i) a copy of each Organizational Document certified as of a recent date by the appropriate governmental official or the Borrower, as applicable, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of the Borrower executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of the Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as the Administrative Agent may reasonably request.

(c)       Governmental Authorizations and Consents.  The Borrower shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(d)       Closing Date Certificate.  The Parent and the Borrower shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(e)       No Litigation.  There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that could reasonably be expected to have a Material Adverse Effect.

(f)        PATRIOT Act Information.  The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”).

(g)       Lien Searches.  The Collateral Agent shall have received evidence of the results of searches for Liens and judgments against the Borrower satisfactory to the Collateral Agent.

(h)       No Issuer Extraordinary Event or Delisting.  No Issuer Extraordinary Event or Delisting shall have occurred.

3.2          Conditions Precedent to Initial Funding Date.  The Initial Funding Date and the obligation of each Lender to make a Loan on the Initial Funding Date is subject to the satisfaction, or waiver by the Lenders in accordance with Section 9.5, of the following conditions precedent:

(a)       Credit Documents.  The Administrative Agent shall have received sufficient copies of each Credit Document (other than this Agreement) originally executed and delivered by the parties thereto for each Lender.

(b)       Personal Property Collateral.  In order to meet certain requirements under the Security Agreement relating to the Collateral and to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in such personal property Collateral the Borrower shall have delivered to the Collateral Agent:

(i)            10,700,000 Common Units, all such Pledged Shares shall be Eligible Pledged Shares and shall have been delivered to the Collateral Agent on or before the Initial Funding Date; and

(ii)           Evidence satisfactory to Collateral Agent of the compliance by the Borrower with its obligations under the Security Agreement and the other Collateral Documents (including its obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein), including the Collateral Account Control Agreement.

(c)       Initial Funding Date Certificate.  The Parent and the Borrower shall have delivered to the Administrative Agent an originally executed Initial Funding Date Certificate, together with all amendments thereto.

(d)       Opinions of Counsel to Borrower.  The Lenders shall have received originally executed copies of the favorable written opinion of Baker Botts L.L.P., counsel for the Borrower and the Parent, as to such matters as Administrative Agent may reasonably request (including capacity, authorization, due execution and no contravention) dated as of the Initial Funding Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(e)       Fees.  The Borrower shall have paid to (i) the Agents and the Initial Lender the fees payable on the Initial Funding Date referred to in the Fee Letter, (ii) to counsel of the Agents and the Initial Lender all reasonable fees, charges and disbursements of such counsel to the extent invoiced prior to or on the Initial Funding Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent) and (iii) any fees associated with consummation and effectiveness of the Collateral Account Control Agreement.

(f)        Solvency Certificate.  On the Initial Funding Date, the Administrative Agent shall have received a Solvency Certificate from each of the Borrower and the Parent, each in form, scope and substance satisfactory to the Administrative Agent, and certifying that after giving effect to the consummation of the transactions contemplated by the Credit Documents, each of the Borrower and the Parent, respectively, is and will be Solvent.

(g)       Letter of Direction.  The Administrative Agent shall have received a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Initial Funding Date of the proceeds of the Loans made on such date.

(h)       Funding Notice.  The Administrative Agent shall have received a Funding Notice duly executed by an Authorized Officer.

(i)        Regulation U Statement. The Administrative Agent shall have received a Form U-1 duly executed and completed by the Borrower.

3.3          Conditions Precedent to Each Loan.  The obligation of the Lenders to make any Loan hereunder on any date, including the Initial Funding Date, is subject to the satisfaction, or waiver by the Lenders in accordance with Section 9.5, of the following conditions precedent:

(a)       Except with respect to any Loan resulting from a PIK Amount, the Administrative Agent shall have received a Funding Notice in accordance with the terms of Section 2.2. Each Funding Notice submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Section 3.3(b) and (c) have been satisfied on and as of the date of the making of the applicable Loan.

(b)       Except with respect to any Loan resulting from a PIK Amount, as of the date of such Loan, the representations and warranties of the Borrower and the Parent contained in Section 4 of this Agreement or in any other Credit Document (except, with respect to any Loan made after the initial Loan hereunder, the representations and warranties under Section 4.17 of this Agreement and Section 3.1(g) of the Parent Guaranty)shall be true and correct on and as of the date of the making of the applicable Loan, before and after giving effect to the borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, in which case they shall be true and correct as of such earlier date.

(c)       As of the date of such Loan, no Issuer Extraordinary Event or Delisting shall have occurred, and no Default or Event of Default shall exist or be continuing on such date or would result after giving effect to the making of the Loan requested to be made on such date.

(d)       As of the date of such Loan, the Loan to Equity Value Percentage (calculated based on (i) a Total Net Outstandings that gives effect to the making of the applicable Loan and (ii) an Eligible Equity Market Value based on the lower of the Common Unit Price as of the Trading Day immediately preceding the date of the applicable Funding Notice and the Common Unit Price as of the Trading Day immediately preceding the date of making the applicable Loan) will not exceed the Initial LTV Level, as determined by the Collateral Agent.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make each Loan to be made thereby, the Borrower represents and warrants to each Lender as of the Closing Date and on each date on which a Loan (other than a Loan resulting from a PIK Amount) is made that the following statements are true and correct:

4.1          Organization. Requisite Power and Authority; Qualification.  The Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite organizational power and authority to enter into the Credit Documents and to carry out the transactions contemplated thereby and (c)  is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations.

4.2          Equity Interests and Ownership.  The Borrower does not have, nor has it ever had, any Subsidiary.  All of the Equity Interests in the Borrower are directly owned by the Parent and all such Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable.  There is no existing option, warrant, call, right, commitment or other agreement to which the Borrower is a party requiring, and there is no membership interest or other Equity Interests of the Borrower outstanding which upon conversion or exchange would require, the issuance by the Borrower of any additional membership interests or other Equity Interests of the Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of the Borrower.

4.3          Due Authorization.  The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of the Borrower.

4.4          No Conflict.  The execution, delivery and performance by the Borrower of the Credit Documents and the consummation of the transactions contemplated thereby do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to the Borrower (including any anti-fraud or reporting provisions of the Exchange Act), (ii) any of the Organizational Documents of the Borrower, (iii) any trading policy of Issuer applicable to the Parent or any Affiliate of the Parent, including the Issuer’s window period policy or (iv) any order, judgment or decree of any court of competent jurisdiction or other agency of government binding on the Borrower or any of its assets; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets is bound; (c) result in or require the creation or imposition of any Lien upon any of the assets of the Borrower (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, for the benefit of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the Borrower, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders.

4.5          Governmental Consents.  The execution, delivery and performance by the Borrower of the Credit Documents and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Initial Funding Date, and routine filings and recordings (such as tax filings) thereafter applicable to Persons similar to the Borrower generally (but not applicable to the execution or delivery of the Credit Documents, the borrowing of the Obligations, or the granting of Liens contemplated by the Transaction Documents).

4.6          Binding Obligation.  Each Credit Document has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7          Adverse Proceedings, Etc.  There are no Adverse Proceedings with respect to the Borrower.  The Borrower is not (a) in material violation of any applicable laws, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign other than routine rules and regulations applicable subject to Persons similar to the Borrower generally such as tax, environmental and similar rules and regulations.

4.8          Assets.  The Borrower has good title to all of its assets.  Except for the Lien in favor of the Collateral Agent and Permitted Liens, all the properties and assets owned by the Borrower are free and clear of Liens.  The Borrower does not own any assets other than the Eligible Pledged Shares, cash and other Cash

Equivalents pledged as Collateral pursuant to the Security Agreement and other Common Units (and dividends and distributions thereon).

4.9          Payment of Taxes and Tax Status.  All Tax returns and reports of the Borrower required to be filed have been timely filed (taking into account applicable extensions), and all Taxes shown on such Tax returns to be due and payable by the Borrower and all assessments, fees and other governmental charges upon the Borrower and upon its properties, assets, income, businesses and franchises which are due and payable by the Borrower have been paid when due and payable, except for any Tax that is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made or provided therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.  The Borrower has not received a written proposed Tax assessment, nor does the Borrower have knowledge of any Tax assessment, against the Borrower, the Parent, or any Person with which either the Borrower or the Parent files a consolidated, combined, unitary or similar group Tax return that would, if made, have a Material Adverse Effect.  The Borrower is not party to any tax sharing agreement.  The Borrower does not have, and has never had, a trade or business or a permanent establishment in any country other than the country of its organization (other than a trade or business or a permanent establishment that is deemed to exist solely as a result of the Borrower’s ownership of the Pledged Shares).  The Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes and its regarded owner for U.S. federal income tax purposes is a “domestic corporation” (within the meaning of Section 7701(a)(30) of the Code).

4.10        Other Contracts and Transactions.

(a)       Other than the Credit Documents, the Borrower’s Organizational Documents, the documents whereby the Borrower acquired or acquires Common Units from the Parent and the Partnership Agreement, the Borrower is not, nor has it been since its formation, a party to any other material contract, agreement or arrangement.

(b)       The Borrower does not engage in any business or conduct any activity, nor has it since its formation engaged in any business or conducted any activity other than the ownership of Common Units and the performance of the transactions contemplated by the Credit Documents in accordance with the terms thereof and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with this Agreement.

4.11        Governmental Regulation.

(a)       The Borrower is not subject to regulation under the Federal Power Act and the Borrower’s incurrence of indebtedness in accordance with this Agreement is not prohibited by any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

(b)       The Borrower is not, and after giving effect to the transactions contemplated under the Credit Documents will not be, required to be registered as an “investment company” under the Investment Company Act.

(c)       None of the Borrower or any of its Affiliates has taken any action that would cause the transactions contemplated by the Credit Documents to violate or result in a violation of Regulations T, U or X.

4.12        Employee Benefit Plans.  The Borrower and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all material obligations under each Employee Benefit Plan.  Except with respect to the Profit Sharing Plan for Employees of Pike Natural Gas Company, each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Employee Benefit Plan is so qualified and, to the knowledge of Borrower, nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Employee Benefit Plan to lose its qualified status.  No material liability to the PBGC (other than required premium payments), the IRS, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is reasonably expected to be incurred by the Borrower or any of its ERISA Affiliates.  No ERISA Event has occurred or is reasonably expected to occur.  Except to the extent required under Section 4980B of the Code or similar state Laws, no Employee Benefit Plan provides material health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates.  The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrower or any of its ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by more than the Threshold Amount.  As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower and its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is not more than the Threshold Amount.  The Borrower and each of its ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.13        Certain Fees.  No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Credit Documents, except as payable to the Agents and the Lenders and their respective Affiliates.

4.14        Solvency.  The Borrower is, and upon the incurrence of the Obligations on any date on which this representation and warranty is made or deemed made, will be, Solvent.  Borrower has no liabilities, except for the Obligations and the payment of taxes and administrative fees and expenses necessary for compliance with the Credit Documents.

4.15                        Compliance with Statutes, Etc.  The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property.

4.16                        PATRIOT Act.  The Borrower is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.17                        No Material Non-public Information.  The Borrower is not aware of, and is not entering into the Credit Documents or the transactions contemplated thereby on the basis of, any material Non-public Information in respect of the Issuer, the Common Units, Parent or the Parent Shares.  To the extent the representation and warranty in the immediately preceding sentence is made as of the date of this Credit Agreement, such representation and warranty will not be deemed to refer to (i) the Borrower and the Parent’s entry into the Credit Documents or (ii) the intended use of proceeds of the initial Loan made hereunder, in each case, solely to the extent that:  (x) such information has been disclosed to Citibank prior to the date of this Credit Agreement, (y) such information will be publicly disclosed by Borrower and Parent within one Business Day of the date of this Credit Agreement through a filing with the SEC that is available on the EDGAR system, a press release and/or by making such information available on the Parent’s website and (z) the Borrower and the Parent have complied, and will comply, with their respective reporting obligations with respect to such information under Sections 13 and 16, as applicable, of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

4.18                        Bulk Sale and Private Sale.  The Borrower understands that upon the occurrence of an Event of Default and the exercise of remedies pursuant to the Security Agreement, (a) a bulk sale of the Eligible Pledged Shares may occur which may result in a substantially discounted realization value with respect to the Eligible Pledged Shares compared to the then current market price and (b) a private sale of the Eligible Pledged Shares may occur which may result in less proceeds than a public sale.  The Borrower acknowledges and agrees that (i) any such bulk sale or private sale made in accordance with applicable Laws shall be a commercially reasonable disposition under the Uniform Commercial Code notwithstanding any loss to it from a lower sale price and (ii) neither the Agents nor the Lenders shall have any liability or responsibility for any such loss resulting from a sale made in accordance with applicable Laws.

4.19                        Status of Common Units.

(a)                     The Borrower acquired the Eligible Pledged Shares from the Parent, and the Parent acquired the Pledged Shares from the Issuer and made a payment of the full purchase price (within the meaning of Rule 144(d)(1)(iii) under the Securities Act) therefor and took full risk of economic loss thereon, at least one year prior to the date hereof and the holding period (as determined in accordance with Rule 144 under the Securities Act) of the Borrower as to such Eligible Pledged Shares began at least one year prior to the date hereof.

(b)                     Each Common Unit to be transferred to the Eligible Collateral Brokerage Account is in book-entry format held through DTC, (ii) has been duly authorized, validly issued and is fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and (iii) is not subject to any Transfer Restrictions (whether in the hands of the Borrower or any Lender or any Agent exercising its rights with respect thereto under the Credit Documents) except for the Existing Transfer Restrictions.

(c)                      Each Loan contemplated hereunder is entered into by the Borrower in good faith and at arm’s length and is a bona fide loan.  Such Loan is not entered into with an expectation that the Borrower would default in its obligations thereunder. The Lien created under the Collateral Documents (including without limitation, the pledge of the Pledged Shares) is a bona fide pledge to secure the Borrower’s obligations under the Credit Documents, which obligations provide for full recourse to the Parent under the Parent Guaranty.  Such Collateral Documents are not entered into by the Borrower with the intent of facilitating a disposition of the Common Units subject to the Collateral Documents.

(d)                     The Borrower has not engaged in or entered into any derivative or any other hedging transaction with respect to the Common Units.

(e)                      The Issuer is not, and, to the knowledge of the Borrower, the Issuer does not expect to become a “United States real property holding corporation” as defined under Section 897 of the Code for any subsequent taxable year.

4.20                        Special Purpose Entity/Separateness.  The Borrower is in compliance with the Required LLC Provisions.

4.21                        Reporting Obligations.  The Borrower has complied, and will comply, with its reporting obligations with respect to the Common Units and the Credit Documents under Sections 13 and 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

4.22                        Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Collateral is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (for purposes hereof, the Borrower shall be deemed to have disclosed to the Lenders all information contained in the annual, quarterly and current reports and other documents filed with the SEC via the EDGAR system by the Parent or the Issuer).  No report, financial statement, certificate or other information concerning the Borrower furnished (whether in writing or orally) by or on behalf of the Borrower to the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

4.23                        Environmental, Health or Safety Matters  The Borrower has been and is in compliance with all applicable Environmental, Health or Safety Laws. The Borrower has not been subject to any proceeding, claim, notice or complaint relating to Environmental, Health or Safety Liability.  There is no past or present fact, status, condition, activity, occurrence, action or failure to act, including without limitation the presence or release of any Hazardous Materials (whether or not on the property of Borrower), that forms or reasonably could form the basis for the imposition of any Environmental, Health or Safety Liability on Borrower.

SECTION 5.                         AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Commitment is in effect and until the payment in full of all Obligations (other than unmatured contingent indemnification obligations), the Borrower shall perform all covenants in this Section 5.

5.1                               Certain Reports.  The Borrower will deliver to Administrative Agent and Lenders:

(a)                     Notice of Default.  Promptly upon any Authorized Officer of the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Borrower with respect thereto; or (ii) subject to Section 5.2, of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(b)                     Notice of Litigation.  Promptly upon any officer of the Borrower obtaining knowledge of the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to Lenders, a written notice thereof together with such other information as may be reasonably available to the Borrower to enable Lenders and their counsel to evaluate such matters;

(c)                      ERISA.  (i) Promptly upon becoming aware of the occurrence of or the forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule SB or MB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the IRS with respect to each Pension Plan (to the extent such materials have not been posted, with respect to a particular plan year, on the Department of Labor website which contains copies of such materials, or the materials posted on the Department of Labor’s website are otherwise incomplete); (2) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(d)                     Other Information.

(i)                                     Promptly, and in any event within five Business Days after receipt thereof by the Borrower or any Affiliate of the Borrower that Controls the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any such Affiliate.

(ii)                                  Such other information and data with respect to the Borrower or the Parent as from time to time may be reasonably requested by the Administrative Agent (acting for itself or on behalf of any Lender).

5.2                               Certification of Public Information.  The Borrower shall not provide any Lender or Agent (each acting in its capacity as such) with any material Non-public Information with respect to the Parent, the Borrower, the Issuer, their respective Subsidiaries or their securities.  Concurrently with the delivery of any document, notice or other communication regarding the transaction by or on behalf of the Borrower in connection with the Credit Documents (each, a “Communication”), the Borrower shall be deemed to have represented that such document, notice or other communication does not contain any such material Non-public Information. If any Communication is required to be delivered pursuant to this Section 5 or otherwise and is being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), such Communication shall not contain any such material Non-public Information.  For the avoidance of doubt, for purposes of the immediately preceding two sentences, the mere act of requesting or effecting any of the following transactions in accordance with the Credit Documents (in accordance with the notice provisions specified in Section 9.1 of this Agreement in connection with such transactions) shall be deemed to not provide any Lender or Agent with any such material Non-public Information: (i) effecting of a borrowing pursuant to Section 2.1(b); (ii) the transfer of Common Units into the Eligible Collateral Brokerage Account pursuant to Section 2.9(b), (iii) the release of Collateral pursuant to Section 2.9(c), (iv) the increase in Commitments under Section 2.17, (v) the sale of Collateral pursuant to Section 2.9(c)(iv), (vi) a Share-Based Financing Transaction pursuant to Section 5.9 and (v) delivery of any notice required under Section 5.1(a).  Any communication in written form shall be deemed to contain the following sentence at the beginning of such Communication:

[Sender] hereby represents, warrants and agrees that the following Communication contains no material Non-public Information with respect to the Parent, the Borrower, the Issuer, their respective Subsidiaries or their securities (each, as defined in the Credit Agreement dated March 5, 2013, among the Borrower, Citibank, N.A., as administrative agent and collateral agent thereunder, and each lender from time to time party thereto, to which this Communication relates).

5.3                               Existence.  The Borrower will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits necessary or appropriate to its business.

5.4                               Special Purpose Entity/Separateness.

The Borrower will comply with the following limited liability company provisions of the Borrower (the “Required LLC Provisions”):

(a)                     maintain its own separate books and records and bank accounts;

(b)                     at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity (including through the use of separate stationary, signage and business cards);

(c)                      file its own tax returns, if any, as may be required under applicable law, except to the extent such tax returns (1) are filed by another Person as part of a consolidated, combined, unitary or similar group filing a consolidated, combined or similar return or returns or (2) are not required because Borrower is treated for applicable tax purposes as a division or branch of another taxpayer, or otherwise disregarded as an entity separate from another taxpayer, and pay any taxes so required to be paid by it under applicable law;

(d)                     not commingle its assets with assets of any other Persons and hold all of its assets in its own name;

(e)                      strictly comply with all organizational formalities to maintain its separate existence;

(f)                       maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on any financial statement of any other Person; provided, that the Borrower’s assets may be included in consolidated financial statements of one of its Affiliates; provided, further that for financial statements covering fiscal quarters ending on and after the first fiscal quarter ending after the Closing Date appropriate disclosure within the consolidated financial statements or footnotes thereto shall be made to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person;

(g)                      pay its own liabilities (other than Tax liabilities) only out of its own funds;

(h)                     maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s-length transaction (except to the extent it may enter into any contract or any other Affiliate transaction permitted under this Agreement);

(i)                         correct any known misunderstanding regarding its separate identity and not identify itself as a division of any other Person;

(j)                        maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, the foregoing shall not require any parent to make any additional capital contributions to the Borrower;

(k)                     cause the directors, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; and

(l)                         not amend, alter or change the terms of its limited liability company agreement in any material respect unless the Administrative Agent consents.

5.5                               Payment of Taxes and Claims and Tax Status.  The Borrower will pay all Taxes imposed upon it and any Taxes payable by it imposed on any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made or provided therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.  The Borrower will not file or consent to the filing of any consolidated U.S. federal income tax return with any Person (other than the Parent or any of the Parent’s Subsidiaries).  The Borrower will not file or consent to the filing of a state or local consolidated, combined, unitary or similar group income or franchise tax return (other than with a group the parent of which is the Parent or any of the Parent’s Subsidiaries).  The Borrower shall not change its status as a disregarded entity for U.S. federal income tax purposes unless the Administrative Agent shall have provided its prior written consent to such change, which consent shall not be unreasonably withheld, conditioned or delayed, and at all times that it is disregarded as an entity separate from its owner for U.S. federal income tax purposes it will have a “domestic corporation” (within the meaning of Section 7701(a)(30) of the Code) as its regarded owner for U.S. federal income tax purposes.

5.6                               Compliance with Laws.

(a)                     The Borrower will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

(b)                     The Borrower shall conduct its affairs in such a manner so as to ensure that the Borrower will not be required to register as an “investment company” under the Investment Company Act.

5.7                               Further Assurances.  At any time or from time to time upon the request of the Administrative Agent, Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Collateral Documents.  Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrower’s expense, the Borrower shall execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens.  The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Collateral Documents.

5.8                               Dividends.  The Borrower shall cause any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether paid in cash or in kind) on or in respect of the Eligible Pledged Shares to be paid into the Eligible Collateral Brokerage Account in cleared funds promptly on receipt by the Borrower (and shall direct the Securities Intermediary accordingly).

5.9                               Share-Based Financing Transaction.  If the Borrower or the Parent or its Subsidiaries desires to enter into any Share-Based Financing Transaction, then the Borrower or the Parent or such Subsidiary shall first offer to Citibank, or its designated affiliate, an opportunity to either, at the election of Citibank (it being understood that Citibank or such designated affiliate may decline either such opportunity in its sole discretion), (a) enter into such Share-Based Financing Transaction as sole counterparty on arm’s length market based terms by negotiating with Citibank, or such designated affiliate, in good faith the terms of such Share-Based Financing Transaction or (b) amend the Credit Documents to (i) increase the number of Pledged Shares by the number of Common Units to which such proposed Share-Based Finance Transaction relates (the “Underlying Shares” with respect to such Share-Based Finance Transaction), (ii) increase the total Commitments by an amount equal to the product of (x) the number of Underlying Shares included in the Eligible Pledged Shares as of the first date such Underlying Shares constitute Eligible Pledged Shares, (y) the Common Unit Price on such date and (z) the Initial LTV Level, and (iii) increase the Maximum Share Collateral Number by a number of Common Units equal to the number of Underlying Shares.  The Borrower hereby agrees to any such amendment to the Credit Documents pursuant to clause (b) of the immediately preceding sentence.

SECTION 6.                         NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Commitment is in effect and until the payment in full of all Obligations (other than unmatured contingent indemnification obligations), the Borrower shall perform all covenants in this Section 6.

6.1                               Indebtedness.  The Borrower shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any indebtedness or any other obligations or liabilities, except the Obligations and the payment of taxes and administrative fees and expenses necessary for compliance with the Credit Documents.

6.2                               Liens.  The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of the Borrower, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document and Permitted Liens.

6.3                               Restricted Payments.  The Borrower shall not, through any manner or means or through any other Person, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment (a) except payments made with the proceeds of the Loans and (b) except that so long as (i) no Event of Default shall have occurred and be continuing or shall be caused thereby and (ii) immediately prior thereto and after giving effect thereto the Loan to Equity Value Percentage shall be less than the Margin Trigger Level, the Borrower may make a distribution to the Parent of any assets (including Common Units which are not Collateral) that have been released pursuant to Section 2.9 or which do not otherwise constitute Collateral.

6.4                               Investments.  The Borrower shall not, directly or indirectly, make or own any Investment in any Person other than the Eligible Pledged Shares (or any dividends or distributions thereon), cash permitted to be pledged as Collateral hereunder and other Common Units (or any dividends or distributions thereon).

6.5                               Fundamental Changes; Disposition of Assets; Acquisitions.  The Borrower shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, other than the acquisition, ownership and sale of Common Units in accordance with Section 2.9(c)(iv), Section 5.9, Section 6.10 and Section 6.11, as applicable.

6.6                               Limitation on Borrower’s Activities.  From and after the Closing Date, the Borrower shall not, directly or indirectly, (i) engage in any business or conduct any activity other than its ownership of the Pledged Shares and other Collateral and other Common Units (and any dividends or distributions thereon), except for (x) the performance of the transactions contemplated by the Credit Documents in accordance with the terms thereof, (y) the performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with this Agreement and (z) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (ii) except as contemplated by Section

4.10, enter into any contractual obligation or any transaction or agreement between itself and any Person other than this Agreement or the other Credit Documents, (iii) have any Subsidiaries or (iv) change its capital structure.

6.7                               Amendments or Waivers of Organizational Documents. The Borrower shall not agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

6.8                               Status of Common Units.  The Borrower shall not transfer any Common Unit to the Eligible Collateral Brokerage Account unless such Common Unit (i) is in book-entry format held through DTC, (ii) has been duly authorized, validly issued and is fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and (iii) is not subject to any Transfer Restrictions (whether in the hands of the Borrower or any Lender or any Agent exercising its rights with respect thereto under the Credit Documents) except for the Existing Transfer Restrictions.  In addition, the Borrower shall not transfer any Common Unit to the Eligible Collateral Brokerage Account that would cause the aggregate number of Common Units held in the Eligible Collateral Brokerage Account (after giving effect to such transfer and any pending transfer that has not yet become effective) or otherwise pledged as Collateral hereunder or under the Security Agreement to exceed the Maximum Share Collateral Number.

6.9                               Regulations of the Board of Governors.  The Borrower will not take any action that would cause the transactions contemplated by the Credit Documents to violate or result in a violation of Regulations T, U or X.

6.10                        Share-Based Financing Transaction.  None of the Borrower, the Parent or any of the Parent’s Subsidiaries shall enter into any Share-Based Financing Transaction; provided that, the Borrower, the Parent or any of the Parent’s Subsidiaries may enter into a Share-Based Financing Transaction if (i) such Share-Based Financing Transaction is entered into with Citibank or its designated affiliate as contemplated pursuant to Section 5.9(a) or, if Citibank has declined both opportunities relating thereto set forth under Section 5.9(a) and Section 5.9(b), with a party (the “Share-Based Transaction Counterparty”) other than Citibank and its designated affiliate, (ii) the Share-Based Financing Transaction does not contain (x) any events of default, collateral triggers or other provisions that could allow the Share-Based Transaction Counterparty to liquidate the Underlying Shares prior to, or at any time during the 30 calendar days immediately following, a time at which the Collateral Agent would have the right to liquidate the Collateral under the Credit Documents or (y) any material terms (including any loan to value ratios and definitions, any early termination rights, any margin call mechanisms, defaults or events of default, adjustment provisions, covenants or representations, but excluding the maturity, fees and spread) that are more favorable to the Share-Based Transaction Counterparty than the analogous terms of the Credit Documents; and (iii) Borrower agrees to amend the terms of the Credit Documents to include as an Event of Default hereunder any default, cancellation event, early termination event or other early unwind (each howsoever defined) or any collateral trigger or other event or circumstance giving rise to a right on behalf of such Share-Based Transaction Counterparty to liquidate the Underlying Shares.

6.11                        Limitations on Sales.  At all times during the period from, and including, the occurrence of an acceleration of the Loans pursuant to Section 7.1 to, and including, the date 30 calendar days immediately following the completion or termination of the related foreclosure by Lenders under the Credit Documents, the Borrower, Parent and Parent’s Subsidiaries (other than the Issuer) will not, directly or indirectly, without the prior written consent of the Administrative Agent (i) offer, pledge, sell, contract to sell, sell short, sell any call option or other right or warrant to purchase, purchase any put option, lend, hedge any “long” position in or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.

6.12                        Limitations on Disposition of Common Units. The Borrower, the Parent and Parent’s Subsidiaries (other than the Issuer) will not,  directly or indirectly, sell, transfer or otherwise dispose of Common Units except (i) pursuant to a Share-Based Financing Transaction that meets the requirements of Section 5.9 and 6.10 or (ii) pursuant to a Share Disposal that meets the requirements of Section 2.9(c)(iv); provided that, a sale (excluding any derivatives transactions) (other than any sale by the Borrower) of Common Units not constituting Collateral shall not be prohibited by this Section 6.12 if (x) the Loan to Equity Value Percentage for the Trading Day immediately preceding the trade date of such sale is equal to or less than 45.0% or (y) Parent gives Citibank, or its designated affiliate, at least three Business Days’ prior notice of such transaction (including, for the avoidance of doubt, the number of Common Units proposed to be sold thereunder).

SECTION 7.        EVENTS OF DEFAULT

7.1                               Events of Default.  If any one or more of the following conditions or events shall occur:

(a)                     Failure to Make Payments or Post Margin When Due.  Failure by the Borrower (i) to pay (A) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise (including, without limitation, any prepayment required pursuant to Section 2.9(a)); or (B) any interest on any Loan or any fee or any other amount due hereunder within three Business Days after the date due; or (ii) to post when due sufficient Margin Share Collateral as and when required under Section 2.9; or

(b)                     Breach of Certain Covenants.  Failure of the Borrower to perform or comply with any term or condition contained in Section 2.3, Section 5.1(a), Section 5.3 or Section 6; or

(c)                      Breach of Representations, Etc.  Any representation, warranty, certification or other statement made or deemed made by the Borrower in any Credit Document or in any statement or certificate at any time given by the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(d)                     Other Defaults Under Credit Documents.  The Borrower shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 7.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of Borrower becoming aware of such default or (ii) receipt by the Borrower of notice from Administrative Agent or the Requisite Lenders of such default; or

(e)                      Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Parent or the Borrower in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Parent or the Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent or the Borrower, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Parent or the Borrower for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent or Borrower, and any such event described in this clause (ii) shall continue for thirty days without having been dismissed, bonded or discharged; or

(f)                       Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) Parent or Borrower shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent or Borrower shall make any assignment for the benefit of creditors; or (ii) Parent or Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent or Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(e); or

(g)                      Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process shall be entered or filed against the Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(h)                     Dissolution.  (i) There occurs a dissolution or liquidation of the Borrower or the Parent or (ii) any order, judgment or decree shall be entered against Borrower decreeing the dissolution, liquidation or split up of Borrower or the Parent and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

(i)                         Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (ii) Borrower shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

(j)                        Default under Parent Guaranty.  (i) Any representation, warranty, certification or other statement made by the Parent in the Parent Guaranty or in any statement or certificate at any time given by the Parent in writing pursuant thereto or in connection therewith shall be false in any material respect as of the date made or deemed made or (ii) the Parent shall otherwise default in the performance of or compliance with any term contained in the Parent Guaranty; or

(k)                     Debt Purchase Transaction.  The Borrower or any of its Affiliates or Issuer or any of its Affiliates shall enter into any Debt Purchase Transaction; or

(l)                         Issuer ADTV Event.  An Issuer ADTV Event shall occur; or

(m)                 Delisting.  A Delisting shall occur; or

(n)                     Issuer Acknowledgment.  The Issuer breaches, terminates, repudiates or purports to terminate the Issuer Acknowledgment; or

(o)                     Employee Benefit Plans.  (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of the Borrower or any of its ERISA Affiliates in excess of the Threshold Amount or (ii) there exists any fact or circumstance that reasonably would be expected to result in the imposition of one or more Liens pursuant to Section 430(k) of the Code that, individually or in the aggregate, are in excess of the Threshold Amount, or a violation of Section 436 of the Code that results in or would reasonably be expected to result in liability of the Borrower or any of its ERISA Affiliates in excess of the Threshold Amount; or

(p)                     Cross-Default.  (i) (x) The Issuer or the Parent shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness of the Issuer or the Parent in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, and (y) any event or condition occurs that results in any Indebtedness of the Issuer or the Parent in a principal amount in excess of $50,000,000 becoming due prior to its scheduled maturity, or requiring the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity; provided that this clause (i) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; or (ii) there shall occur under any Swap Contract to which the Issuer or the Parent is a party an early termination date

(howsoever defined in such Swap Contract) resulting from any event of default (howsoever defined in such Swap Contract) under such Swap Contract as to which the Issuer or the Parent is the defaulting party (howsoever defined in such Swap Contract) or any termination event (howsoever defined in such Swap Contract) under such Swap Contract as to which the Parent is an affected party (however defined in such Swap Contract) and in either event the Swap Termination Value owed by the Issuer or the Parent as a result thereof is greater than $50,000,000;

THEN, (1) upon the occurrence and during the continuance of any Event of Default described in Sections 7.1(e) or 7.1(f), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to the Borrower by Administrative Agent, (A) the Commitments shall terminate and each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations; and (B) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents.

SECTION 8.        AGENTS

8.1                               Appointment of Agents.  Citibank is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Citibank to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents.  Citibank is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Citibank to act as Collateral Agent in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable.  Except for (i) the prohibitions related to Disqualified Persons in Section 8.3(c) and Section 8.7 and (ii) Section 8.8(c), the provisions of this Section 8 are solely for the benefit of the Agents and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Parent or any of its Subsidiaries.

8.2                               Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

8.3                               General Immunity.

(a)                     No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of the Borrower or to any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)                     Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower, the Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5).

(c)                      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents (other than a Disqualified Person)

appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.3 and of Section 8.6 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.3 and of Section 8.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against the Borrower and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to the Borrower, any Lender or any other Person and none of the Borrower, any Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

8.4                               Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, the Parent or any of its Affiliates for services in connection herewith and otherwise without having to account for the same to Lenders.

8.5                               Lenders’ Representations, Warranties and Acknowledgment.

(a)                     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b)                     Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or the Lenders, as applicable, on the Closing Date.

8.6                               Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

8.7                               Successor Administrative Agent and Collateral Agent.

(a)                     The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by Requisite Lenders.  The Administrative Agent shall have the right to appoint a financial institution (other than a Disqualified Person) to act as the Administrative Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Requisite Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders.  Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Requisite Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent (other than a Disqualified Person), subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed and shall not be required following the occurrence of and during the continuance of an Event of Default).  If neither the Requisite Lenders nor the Administrative Agent have appointed a successor Administrative Agent (or if the Borrower has not approved any such appointment to the extent required in the immediately preceding sentence), the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder or any actions taken or costs incurred after such resignation which arise as a result of its prior role as Administrative Agent hereunder.

(b)                     In addition to the foregoing, the Collateral Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower, and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Collateral Agent signed by the Requisite Lenders.  The Administrative Agent shall have the right to appoint a financial institution (other than a Disqualified Person) as Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Requisite Lenders and the Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders.  Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent (other than a Disqualified Person).  Until a successor Collateral Agent is so appointed by the Requisite Lenders or the Administrative Agent, any collateral security held by Collateral Agent on behalf of the Lenders under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, in each case, at the expense of the Borrower, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder or any actions taken or costs incurred after such resignation which arise as a result of its prior role as Collateral Agent hereunder.

8.8                               Collateral Documents.

(a)                     Agents under Collateral Documents.  Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents.  Subject to Section 9.5, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to, in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented.

(b)                     Right to Realize on Collateral.  Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder or under any other Credit Document may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c)                      Release of Collateral, Termination of Credit Documents.  Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than unmatured contingent indemnification obligations) have been paid in full and all

Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral.

(d)                     No Duty.  The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9.        MISCELLANEOUS

9.1                               Notices.

(a)                     Notices Generally.  Any notice or other communication herein required or permitted to be given to the Borrower, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 8.3(c) as designated by the Administrative Agent from time to time.

(b)                     Electronic Communications.

(i)                                     Notices and other communications to any Agent or the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)                                  The Borrower understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)                               The Platform and any Approved Electronic Communications are provided “as is” and “as available.”  None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv)                              The Borrower and each of the Lenders and the Agents agree that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v)                                 Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c)                      Private Side Information Contacts.  Each Lender agrees to cause at least one individual at or on behalf of such Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Lender or its delegate, in accordance with such Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-public Information with respect to the Borrower, the Parent, the Issuer or the Common Units for purposes of United States federal or state securities laws.  In the event that any Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

(d)                     Reliance by Agents and Lenders.  Each Agent and each Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent, each Lender and their respective Affiliates from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with an Agent or a Lender may be recorded by such Agent or Lender and the Borrower hereby consents to such recording.

9.2                               Expenses.  (a) Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly, subject to Section 9.2(b), (i) all the actual, reasonable and documented out-of-pocket costs and expenses of the Lenders and the Agents incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for the Borrower; (iii) the reasonable fees, expenses and disbursements of counsel to the Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (iv) all the actual out-of-pocket costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or the Requisite Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (v) all the actual out-of-pocket costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vi) all other actual and reasonable out-of-pocket costs and expenses incurred by each Agent in connection with any consents, amendments, waivers or other modifications to the Credit Documents; and (vii) after the occurrence of an Event of Default, all out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and any Lender in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

(b)   Subject to Section 2.5(a), any amounts due under this Section 9.2 may, at the Borrower’s election, be paid entirely as a PIK Amount or entirely in cash.  To the extent the Borrower elects to pay such amounts as a PIK Amount, the Borrower shall provide the Administrative Agent with written notice of its election no more than three Business Days after the related demand for payment (such notice, a “Expense Election”).  If an Expense Election is not made by the Borrower in a timely fashion or at all with respect to payment of amounts due under this Section 9.2 on any due date therefor, the Borrower shall be deemed to have elected to pay such amounts on such payment date entirely in cash.  The Administrative Agent shall provide written notice of any Expense Election to all Lenders promptly upon receipt thereof.

(c)    Nothing in this Section 9.2 shall require the Borrower to pay any amount duplicative of any amount paid pursuant to Section 2.14.

9.3                               Indemnity.

(a)                     In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and each Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, (i) the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (w) arise from the gross negligence, bad faith or willful misconduct of that Indemnitee or any of its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents or Affiliates, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction,  (x) arise from a material breach in bad faith of the obligations of that Indemnitee or any of its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents or Affiliates under the Credit Documents, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) do not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claims against any Agent in its capacity as an Agent), or (z) are Taxes, other than any Taxes that represent liabilities, obligations, losses, damages, penalties or claims arising from any non-Tax claim, and (ii)  the Borrower’s obligations to reimburse Indemnitees for legal fees and expenses in connection any Indemnified Liability shall be limited to the reasonable and documented out-of-pocket legal expenses of one firm of counsel for all such Indemnitees, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) (the matters in clauses (i) and (ii) collectively, the “Indemnity Exclusions”).  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them; provided that the Borrower shall not have any obligation to contribute any amount with respect to any Indemnified Liabilities that are Indemnity Exclusions.

(b)                     Notwithstanding anything to the contrary, to the extent permitted by applicable law, the parties hereto shall not assert, and the parties hereto hereby waive, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the parties hereto hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.  Nothing in this clause (b) shall affect the indemnification obligations of the Borrower under clause (a) of this Section 9.3.

(c)                      The Borrower also agrees that no Lender, no Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to the Borrower or any person asserting claims on behalf of or in right of the Borrower or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of the Borrower to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or its affiliates, shareholders, partners or other equity holders constitute an Indemnity Exclusion; provided, that in no event will such Lender, Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Agent’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.  Additionally, in no event will the Borrower or any of its Affiliates, directors, employees, attorneys, agents or sub-agents have any liability to any Lender, any Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents for any indirect, consequential, special or punitive damages in connection with or as a result of the Borrower’s or its Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

(d)                     All amounts due under this Section 9.3 shall be payable by the Borrower promptly after demand therefor, subject to Section 9.3(e).

(e)                      Subject to Section 2.5(a), any amounts due under this Section 9.3 may, at the Borrower’s election, be paid entirely as a PIK Amount or entirely in cash.  To the extent the Borrower elects to pay such amounts as a PIK Amount, the Borrower shall provide the Administrative Agent with written notice of its election no more than three Business Days after the related demand for payment (such notice, a “Expense Election”).  If an Expense Election is not made by the Borrower in a timely fashion or at all with respect to payment of amounts due under this Section 9.3 on any due date therefor, the Borrower shall be deemed to have elected to pay such amounts on such payment date entirely as a PIK Amount.  The Administrative Agent shall provide written notice of any Expense Election to all Lenders promptly upon receipt thereof.

(f)                       Nothing in this Section 9.3 shall require the Borrower to pay any amount duplicative of any amount paid pursuant to Section 2.14.

9.4                               Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Borrower at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to the Borrower or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  To the extent that any payment by or on behalf of the Borrower is made to any Lender, or such Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.5                               Amendments and Waivers.

(a)                     Requisite Lenders’ Consent.  Subject to the additional requirements of Sections 9.5(b) and 9.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment; provided, further, that (i) this clause (a) shall not apply to the Fee Letter, which may be amended with only the consent of the parties thereto, and (ii) notwithstanding anything to the contrary herein, upon the announcement of any Potential Adjustment Event or the occurrence of any VWAP Price Event, and without duplication of any adjustment pursuant to Section 1.2(d) (and, for the avoidance of doubt, subject to the requirements set forth in the proviso to Section 1.2(d)), the Collateral Agent upon prior notice to the Borrower may (a) make corresponding adjustments to one or more of the material terms of this Agreement as the Collateral Agent determines necessary to preserve for the Lenders the fair value of such material terms and (b) determine the effective time(s) (the “Amendment Effective Time”) of the adjustment(s) (taking into account, among other factors, liquidity relative to the Common Units and Transfer Restrictions relative to the Pledged Shares, in each case, prior to giving effect to the relevant event); provided that (x) the Collateral Agent shall use reasonable efforts to consult with Borrower for at least one Business Day with respect to any such changes (to the extent reasonably practicable and to the extent such consultation would not cause undue delay (as determined by the Collateral Agent)) and (y) the Amendment Effective Time shall not be earlier than 5:00 p.m. on (1) in the case of a Potential Adjustment Event, the earlier of (I) if, as of the date of the first notice from the Collateral Agent to the Borrower in respect of such event, the relevant Potential Adjustment Event has been announced but the ex-dividend date, if any, for the relevant transaction or event so announced has not yet occurred and the relevant transaction or event so announced has not yet occurred, been consummated or become effective, as applicable, then the earlier of (A) the tenth Business Day immediately following the date of the first notice from the Collateral Agent to Borrower in respect of such event and (B) the later of (X) the date on which the ex-dividend date, if any, for the relevant transaction so announced occurs or the relevant transaction so announced occurs, is consummated or becomes effective, as applicable, and (Y) the third Business Day immediately following the date of the first notice from the Collateral Agent to Borrower in respect of such event and (II) if, as of the date of the first notice from the Collateral Agent to Borrower in respect of such event, the relevant Potential Adjustment Event has been announced and the ex-dividend date, if any, for the relevant transaction so announced has occurred or the relevant transaction so announced has occurred, been consummated or become effective, as applicable, the third Business Day immediately following the date of the first notice from the Collateral Agent to the Borrower in respect of such event, or (2) in the case of a VWAP Price Event, the second Business Day immediately following the date of the first notice from the Collateral Agent to the Borrower in respect of such event; provided, further, that following receipt of such notice to the Borrower, the Borrower may, prior to the relevant Amendment Effective Time, prepay to the Lenders in full all Loans then outstanding and terminate the Commitments without payment of any Early Termination Fee. Any such adjustments pursuant to clause (ii) of the immediately preceding second proviso shall be binding on all parties to the Credit Documents and all such parties shall enter into such documentation required to reflect such adjustments.

(b)                     Affected Lenders’ Consent.  Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)                                     extend the scheduled final maturity of any Loan or Note;

(ii)                                  waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)                               reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6) or any fee or any premium payable hereunder;

(iv)                              extend the time for payment of any such interest or fees;

(v)                                 reduce the principal amount of any Loan;

(vi)                              amend, modify, terminate or waive any provision of this Section 9.5(b), Section 9.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii)                           amend the definition of “Requisite Lenders” or “Pro Rata Share;” provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

(viii)                        release all or substantially all of the Collateral except as expressly provided in the Credit Documents including in connection with the exercise of any remedy or enforcement action against the Collateral; or

(ix)                              consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document; provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clause (vi), (vii), (viii) and (ix).

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)                      Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrower therefrom, shall amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)                     Execution of Amendments, Etc.  The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments,

modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

9.6                               Successors and Assigns; Participations.

(a)                     Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  None of the Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all Lenders.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                     Register.  The Borrower, Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 9.6(d).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)                      Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments) to any Eligible Assignee upon the giving of notice to the Borrower and the Administrative Agent; provided that if such Person is an Eligible Assignee pursuant to clause (ii) of the definition thereof, the consent of the Administrative Agent shall be required; provided, further, that each such assignment pursuant to this Section 9.6(c) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Loans with respect to the assignment of the Loans).

(d)                     Mechanics.  Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement.  Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date.  In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.14(f), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to the Initial Lender or any Affiliate thereof or (z) in the case of an Eligible Assignee which is already a Lender or is an Affiliate of a Lender or an Approved Fund).

(e)                      Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)                       Representations and Warranties of Lenders.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, hereby makes the Purchaser Representations and represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or  loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(g)                      Effect of Assignment.  Subject to the terms and conditions of this Section 9.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); provided further that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(h)                     Participations.

(i)                                     Each Lender shall have the right at any time to sell one or more participations to any Person that has made the Purchaser Representation (other than  (A) the Borrower or any of its Affiliates, (B) any Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender, or (C) any Disqualified Person) in all or any part of its Commitments, Loans or in any other Obligation.  Each Lender that sells a participation pursuant to this Section 9.6(g) shall, acting solely for U.S. federal income tax purposes as an agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Loan (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by any applicable law, rules or regulations, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loan for all purposes under this Agreement, notwithstanding any notice to the contrary.

(ii)                                  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii)                               The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Sections 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless any such greater amount relates to any Tax resulting from a change in law after such participant acquired the participation or the sale of the participation to such participant is made with the Borrower’s prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.14 unless such participant agrees, for the benefit of the Borrower, to comply with Section 2.14 and to be subject to the provisions of Sections 2.15 and 2.16, as though it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any participant. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.11 as though it were a Lender.

(i)                         Certain Other Assignments and Participations.  In addition to any other assignment or participation permitted pursuant to this Section 9.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender to any Person that is not a Disqualified Person including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(j)        Additional Provisions Applicable to Certain Eligible Assignees.  Notwithstanding any provision to the contrary herein or in the documents contemplated hereby, if any Eligible Assignee is a “foreign broker or dealer” (as such term is defined in Rule 15a-6 under the Exchange Act), such Eligible Assignee will effect any securities transactions in connection with the Loans (or any portion thereof) assigned to it hereunder, and engage in any communications with Borrower related thereto (including, but not limited to, the issuance of any demands or notices relating to the posting of additional Collateral), with or through an SEC-registered broker-dealer to the extent required by Exchange Act Rule 15a-6.

9.7          No Third Party Beneficiaries.  In performing hereunder, the Agents are acting solely on behalf of the Borrower and the Lenders and no contractual or service relationship shall be deemed to be established hereby between the Agents and any other Person.

9.8          Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.9          Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loan.  Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.13, 2.14, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in Sections 2.11, 8.3(b) and 8.6 shall survive the payment of the Loans and the termination hereof.

9.10        No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.11        Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12        Integration.  This Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Credit Document shall not be deemed a conflict with this Agreement.  Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

9.13        Severability.  In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.14        Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.15        Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.16        APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

9.17        CONSENT TO JURISDICTION.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

9.18        WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN

WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.19        Confidentiality.  Each Agent and each Lender shall hold all Non-public Information regarding the Borrower, the Parent, the Issuer and their respective Subsidiaries, the Loans, the Credit Documents and any transactions contemplated thereby that are identified as such by the Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, Administrative Agent may disclose such information to the Lenders, and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17), it being understood that such disclosure will be made in accordance with Agent’s or such Lender’s customary procedures for handling information of such nature, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower or the Loans (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.17 or other provisions at least as restrictive as this Section 9.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Parent, the Borrower, the Issuer and their respective Subsidiaries, the Loans, the Credit Documents and any transactions contemplated thereby received by the rating agency from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document, (v) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans and (vi) disclosures required or requested by any governmental agency or representative thereof or pursuant to legal or judicial process; provided that, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such Non-public Information prior to disclosure of such information.  In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.  Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

9.20        Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

9.21        Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.22        PATRIOT Act.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The Borrower agrees to provide such information and take such actions as are reasonably requested by such Lender or Administrative Agent, as applicable, in order to assist such Lender or the Administrative Agent, as applicable, in maintaining compliance with its procedures, the Patriot Act and any other applicable Laws.

9.23        Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.24        No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates.  The Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

9.25        Conflicts. The parties acknowledge that (a) there is no hedging arrangement relating to any Loan between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand, (b) there is no understanding between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand regarding any hedging related to any Loan by any Lender or its Affiliates and (c) there is no arrangement or understanding for any Lender or its Affiliates to provide, and each Lender agrees not to provide and will use its reasonable best efforts to cause its Affiliates not to provide, the Borrower with any information regarding how, when or whether such Lender or its Affiliates hedges, or will hedge, any Loan; provided, that neither the Borrower nor any Affiliate of the Borrower will request such information from the Lender or any Affiliate of the Lender.  The Borrower will not seek to control or influence how, when or whether Lender will make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) under any Loan entered into under this Credit Agreement, including any Lender’s decision to enter into any hedging transactions or to conduct foreclosure sales of any Common Units.  The Borrower acknowledges that: (i) during the term of any Loan, any Lender and its affiliates may buy or sell Common Units or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Loan; (ii) any Lender and its affiliates may also be active in the market for the Common Units other than in connection with any hedging activities in relation to any Loan; (iii) any Lender shall make its own determination as to whether, when or in what manner any hedging or market activities in Common Units or other securities shall be conducted and shall do so in a manner that it deems appropriate; and (iv) any market activities of any Lender and its affiliates with respect to the Common Units may affect the market price and volatility of the Common Units, as well as the Loan to Equity Value Percentage, each in a manner that may be adverse to counterparty.

9.26        Bankruptcy Code. The parties hereto agree that, to the fullest extent permitted by applicable Law, this Agreement is a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, qualifying for protection under Section 555 of the Bankruptcy Code; any cash, securities or other property provided as Collateral constitute “margin payments” as defined in Section 741(5) of the Bankruptcy Code and all payments for, under or in connection with this Agreement constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

XTXI CAPITAL, LLC

By:	/s/ Joe A. Davis
	Name:	Joe A. Davis
	Title:	Executive Vice President, General Counsel and Secretary

CITIBANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ James Heathcote
	Name:	James Heathcote
	Title:	Authorized Signatory

CITIBANK, N.A.,
as Collateral Agent

By:	/s/ James Heathcote
	Name:	James Heathcote
	Title:	Authorized Signatory

APPENDIX A
TO CREDIT AGREEMENT

Commitments

Lender	Commitment		Pro Rata Share
Citibank, N.A.		$75,000,000.00	100.00%
	$	, , .	.	%
	$	, , .	.	%
Total		$75,000,000.00	100%

APPENDIX B
TO CREDIT AGREEMENT

Notice Addresses

XTXI CAPITAL, LLC

2501 Cedar Springs

Suite 100

Dallas, Texas 75201-7684

Attention:  Chief Financial Officer

Facsimile:  (214) 953-0846

in each case, with a copy to:

XTXI CAPITAL, LLC

2501 Cedar Springs

Suite 100

Dallas, Texas 75201-7684

Attention:  General Counsel

Facsimile:  (214) 953-9501

and

BAKER BOTTS L.L.P

2001 Ross Avenue

Suite 600

Dallas, Texas 75201

Attention:  Doug Rayburn

Facsimile:  (214) 661-4634

APPENDIX B-1

CITIBANK, N.A.,

as Collateral Agent

Citibank, N.A.

Corporate Equity Derivatives

Attention: Dustin Sheppard

390 Greenwich St, 3rd Floor

New York, NY 10013

Telephone: 212-723-5757

Fax: 347-853-7278

Email: eq.us.corporates.middle.office@citi.com

With a copy to:

CITIBANK GLOBAL MARKETS INC.

as Securities Intermediary

Attention: Dustin Sheppard

390 Greenwich St, 3rd Floor

New York, NY 10013

Telephone: 212-723-5757

Fax: 347-853-7278

Email: eq.us.corporates.middle.office@citi.com

And email notification to the following address: eq.us.corporates.middle.office@citi.com

APPENDIX B-2

CITIBANK, N.A.,

as Administrative Agent and a Lender

Citibank, N.A.

Corporate Equity Derivatives

Attention: Dustin Sheppard

390 Greenwich St, 3rd Floor

New York, NY 10013

Telephone: 212-723-5757

Fax: 347-853-7278

Email: eq.us.corporates.middle.office@citi.com

APPENDIX B-3

EXHIBIT A TO

CREDIT AGREEMENT

FUNDING NOTICE

Reference is made to the Credit Agreement, dated as of March 5, 2013 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein without definition shall be used herein as defined in the Credit Agreement), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent, and the Lenders party thereto from time to time.

Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower desires that the Lenders make the following Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [          ] (the “Loan Date”):

☐	Loan:	$[ , , ]

The Borrower hereby certifies that:

as of the Loan Date, the representations and warranties of the Borrower contained in Section 4 of the Credit Agreement or any other Credit Document (except, with respect to any Loan made after the initial Loan, the representations and warranties under Section 4.17 of the Credit Agreement and Section 3.1(g) of the Parent Guaranty) are true and correct on and as of such Loan Date, before and after giving effect to the borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and

as of the Loan Date, no Default or Event of Default exists or is continuing on such date or would result therefrom after giving effect to the borrowing requested to be made on such date.

[Signature page to follow]

Date: [ ]	XTXI CAPITAL, LLC

By:
Name:
Title: [Authorized Officer]

EXHIBIT B TO

CREDIT AGREEMENT

NOTE

$[ , , ]
[ ], 2013	New York, New York

FOR VALUE RECEIVED, XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to [NAME OF LENDER] (“Payee”) or its registered assigns the lesser of (a) the principal amount of [DOLLARS] ($[      ,      ,      ]) and (b) the unpaid principal amount of all advances made by Payee to the Borrower as Loans under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of March 5, 2013 (as it may be amended, restated supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein without definition shall be used herein as defined in the Credit Agreement), by and among the Borrower, Citibank, N.A., as Administrative Agent and the Lenders from time to time party thereto.

This Note is one of the “Notes” referred to in the Credit Agreement in the aggregate principle amount of $[      ,      ,      ] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of the Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, the Borrower, each Agent and the Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-

JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAW OF THE STATE OF NEW YORK.

If an Event of Default shall occur and be continuing, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

XTXI CAPITAL, LLC

By:
Name:
Title: [Authorized Officer]

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C TO

CREDIT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:

3.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

4.	Credit Agreement:	The $75,000,000 Credit Agreement dated as of March 5, 2013, by and among XTXI Capital, LLC, Citibank, N.A., as Administrative Agent, and the other Lenders party thereto from time to time.

5.	Assigned Interest:

Aggregate Amount of Commitment/Loan for all Lenders	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/Loan(1)

$	$		%

Effective Date:                             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

(1)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](2) Accepted:

CITIBANK, N.A., as
Administrative Agent

By:
Title:

[Consented to:](3)

[NAME OF RELEVANT PARTY]

By:
Title:

(2)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(3)  To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other  instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of and is an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate and adequate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made its own such analysis and decision, independently and without reliance on the Administrative Agent or any other Lender, (vi) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitment or Loan, as the case may be, (vii) it will make or invest in, as the case may be, its Commitment or Loan for its own account in the ordinary course and without a view to distribution of such Commitment or Loan within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 9.6 of the Credit Agreement, the disposition of such Commitment or Loan or any interests therein shall at all times remain within its exclusive control), (viii) it is a QIB, a QP and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into this Assignment as principal and not for the benefit of any third party, (ix) it is not the Borrower, the Parent or the Issuer or an Affiliate of the Borrower, the Parent or the Issuer, (x) it fully understands any restrictions on transfers, sales and other dispositions in the Credit Documents or relating to any Collateral consisting of the Pledged Shares, (xi) it is able to bear the economic risk of its investment in the participation and is currently able to afford a complete loss of such investment, (xii) it will only assign its Loan or sell participations therein pursuant to documentation including the Purchaser Representations, (xiii) it acknowledges that the Pledged Shares forming part of the Collateral cannot be sold by the Borrower without registration under, or in a transaction exempt from the registration requirements under, the Securities Act, (xiv) it is not entering into this Assignment on the basis of any material Non-public Information with respect to the Parent, the Borrower, the Issuer, their respective Subsidiaries or their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material Non-public Information (it being understood that Assignee may have material Non-public Information on the private side of its information wall, sometimes referred to as a “Chinese Wall,” at the time of this Assignment); provided that, for the avoidance of doubt, “material Non-public Information concerning the Parent, the Borrower, the Issuer, their respective Subsidiaries or their securities” shall not include any information made available to both Assignee and Assignor and (xv) attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.                                      General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT D-1 TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Credit Agreement dated as of March 5, 2013 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent, and the Lenders party thereto from time to time.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.14(f)(ii)(2)(y) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower or the Parent within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower or the Parent as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or the W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate and W-8BEN in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated:    [   ], 20[  ]

EXHIBIT D-2 TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Credit Agreement dated as of March 5, 2013 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent, and the Lenders party thereto from time to time.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.14(f)(ii)(2)(z) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower or the Parent within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower or the Parent as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or the W-8BEN changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate and W-8BEN in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated:    [  ], 20[  ]

EXHIBIT D-3 TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Credit Agreement dated as of March 5, 2013 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent, and the Lenders party thereto from time to time.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.14(f)(ii)(2)(z) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower or the Parent within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower  or the Parent as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate, the W-8IMY or any W-8BEN changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate, W-8IMY and W-8BENs in either the calendar year in which each payment is to be made to the under-signed, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated:    [  ], 20[  ]

EXHIBIT D-4 TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Credit Agreement dated as of March 5, 2013 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent, and the Lenders party thereto from time to time.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.14(f)(ii)(2)(z) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower or the Parent within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower or the Parent as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate, the W-8IMY or any W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate, W-8IMY and W-8BENs in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated: [ ], 20[ ]

EXHIBIT E-1 TO

CREDIT AGREEMENT

CLOSING DATE CERTIFICATE

March 5, 2013

This certificate is furnished pursuant to Section 3.1(d) the Credit Agreement, dated as of March 5, 2013 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent, and the Lenders party thereto from time to time.

1.                                      The Borrower hereby certifies, on the date hereof, as follows:

(i)                                 the representations and warranties of the Borrower contained in each of the Credit Agreement are true and correct in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all respects on and as of such earlier date;

(ii)                                  there are no Adverse Proceedings with respect to the Borrower; the Borrower is not (a) in material violation of any applicable laws, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than routine decrees, rules and regulations applicable to Persons similar to the Borrower generally such as tax, environmental and similar decrees, rules and regulations; and

(iii)                               no event has occurred and is continuing that would constitute an Event of Default or a Default.

[Remainder of page intentionally left blank]

XTXI CAPITAL, LLC

By:
Name:
Title:

EXHIBIT E-2 TO

CREDIT AGREEMENT

SOLVENCY CERTIFICATE

March [    ], 2013

This certificate is furnished pursuant to Section 3.2(f) of the Credit Agreement dated as of March 5, 2013 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein without definition are defined in the Credit Agreement), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent and the Lenders party thereto from time to time.

Solely in my capacity as [ • ] of the [Borrower/Crosstex Energy, Inc., a Delaware corporation (the “Parent”)] and not individually (and without personal liability), I hereby certify, based upon current assumptions, which I do not believe to be unreasonable in light of the circumstances applicable thereto and having reviewed other documentation and information as I deem necessary and prudent in connection herewith, that as of the date hereof, after giving effect to the execution of the Credit Documents and the consummation of the transactions contemplated therein:

1.                                      The sum of the [Borrower’s/Parent’s] debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets.

2.                                      The [Borrower/Parent] has not incurred and does not intend to incur, or believe (or reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).

3.                                      The [Borrower/Parent] is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

For purposes of this certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereto set [his/her] name as of the date set forth above.

[BORROWER/PARENT]

By:
Name:
Title:

INITIAL FUNDING DATE CERTIFICATE

March [      ], 2013

This certificate is furnished pursuant to Section 3.2(c) of the Credit Agreement, dated as of March 5, 2013 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as Administrative Agent, and the Lenders party thereto from time to time.

2.                                      The Borrower hereby certifies, on the date hereof, as follows:

(i)                                 the representations and warranties of the Borrower and the Parent contained in each of the Credit Documents are true and correct in all respects on and as of the Initial Funding Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all respects on and as of such earlier date;

(ii)                                  there are no Adverse Proceedings with respect to the Borrower; the Borrower is not (a) in material violation of any applicable laws, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than routine decrees, rules and regulations applicable to Persons similar to the Borrower generally such as tax, environmental and similar decrees, rules and regulations; and

(iii)                               no event has occurred and is continuing or would result from the consummation of the borrowing contemplated on the Initial Funding Date that would constitute an Event of Default or a Default.

3.                                      The Borrower has requested Baker Botts L.L.P. to deliver to the Administrative Agent and the Lenders on the Initial Funding Date favorable written opinions as to such matters as the Administrative Agent may reasonably request.

[Remainder of page intentionally left blank]

XTXI CAPITAL, LLC

Name:
Title:

EXHIBIT F TO

CREDIT AGREEMENT

SECURITY AGREEMENT

[Please see attached]

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 7, 2013, by and between XTXI Capital, LLC (“Pledgor”) and Citibank, N.A., as the Collateral Agent for the Secured Parties described below (in such capacity, together with any successors and assigns, the “Collateral Agent”).

WHEREAS, Pledgor is a party to that certain Credit Agreement, dated as of March 5, 2013, among Pledgor, as borrower, Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent, and the Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Pledgor is a party to that certain Collateral Account Control Agreement, dated as of March 7, 2013 (the “Collateral Account Control Agreement”), by and among Pledgor, Citibank, N.A. as Collateral Agent and Citgroup Global Markets, Inc., as securities intermediary (in such capacity, the “Securities Intermediary”); and

WHEREAS, it is a condition precedent to any Loans being made under the Credit Agreement that the parties hereto execute and deliver this Agreement;

NOW, THEREFORE, in consideration of their mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.                                      Grant of Security Interest. As security for any and all Obligations of Pledgor, Pledgor hereby irrevocably and unconditionally grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all property referred to in Exhibit A attached hereto, as hereafter amended or supplemented from time to time, whether now owned or existing or hereafter acquired or arising (the “Collateral”).

2.                                      Defined Terms.

(a)                                 Capitalized terms used herein without definition shall have the same meanings given to such terms in the Credit Agreement.  Any term used or defined in the UCC and not defined in this Agreement or the Credit Agreement shall have the meaning given to such term in the UCC when used in this Agreement.

(b)                                 The term “Available Portion” as used herein means, at any time when an Event of Default exists, such portion of the Collateral (which may be all or any part of the Collateral) with respect to which the Collateral Agent shall have determined, in its discretion but subject to Sections 6(g) and 8(d) and except as limited by mandatory provisions of applicable law, to exercise rights to dispose of the same pursuant to Section 6 or 8 of this Agreement. The Available Portion may be altered by the Collateral Agent from time to time without limitation but subject to Section 8(d) and except as otherwise provided by mandatory provisions of applicable law and shall be evidenced by such business records as the Collateral Agent may maintain to its satisfaction with respect thereto.

(c)                                  The term “Secured Parties” as used herein means the Lenders, the Collateral Agent and the Administrative Agent.

3.                                      Trading or Substitution of Collateral.  Except as set forth in the Credit Agreement, the Administrative Agent and the Collateral Agent shall be under no obligation to permit any trading, redemption, exchange, distribution or substitution of the Collateral or to permit the release of any Collateral or the proceeds thereof in each case, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations not then due).

4.                                      Pledgor’s Representations and Warranties.  Pledgor represents and warrants to the Administrative Agent and the Collateral Agent on the date hereof, as of the date of each Loan (other than any such Loan resulting from a PIK Amount) and as of the date of each transfer of Margin Share Collateral under the Credit Documents that:

(a)                                 Pledgor owns all of the Collateral free and clear of any and all liens, claims, security interests, encumbrances, Transfer Restrictions (other than Existing Transfer Restrictions) or interests of any third parties other than the Security Interest of the Collateral Agent and the Permitted Liens and will keep all of the Collateral free of all liens, claims, security interests, Transfer Restrictions (other than Existing Transfer Restrictions), encumbrances and interests of any third parties of any kind or nature, whether voluntary or involuntary, except the Security Interest of the Collateral Agent and the Permitted Liens.

(b)                                 Pledgor has good right and lawful authority to pledge, assign, transfer, deliver, deposit, set over and confirm unto the Collateral Agent the Collateral as provided herein and will warrant and defend the title thereto and the security interest therein conveyed to the Collateral Agent by this Agreement against all claims of all Persons and will maintain and preserve such security interest.

(c)                                  Pledgor’s exact legal name is correctly set forth on the signature page hereof. Pledgor will not change Pledgor’s name or identity without at least 5 days prior notice to the Collateral Agent.

(d)                                 Pledgor’s chief executive office is, and has been for the four-month period preceding the date hereof (or, if less, the entire period of the existence of Pledgor), located in the state specified on the signature page hereof. In addition, Pledgor is an organization of the type and is incorporated in or organized under the laws of the state specified on Exhibit B hereto. Pledgor will not change the type of organization, business structure or state of incorporation or organization without prior written consent of the Collateral Agent, such consent not to be unreasonably withheld.

(e)                                  The Security Interest in the Collateral (i) has been validly created, (ii) will attach to each item of Collateral on the date hereof (or, if Pledgor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all of the Obligations. When a UCC financing statement describing the Collateral (as set forth on Exhibit A) has been filed in Pledgor’s jurisdiction of organization specified in Exhibit B,

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the Security Interest will be a perfected security interest in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other liens and rights of others therein other than Permitted Liens.  In addition, the Collateral Account Control Agreement is effective to perfect the Security Interest by control (within the meaning of Section 8-106, 9-104 or 9-106 of the UCC, as applicable) in all Collateral subject thereto. The Security Interest is a first priority security interest subject to no prior security interests or liens on the Collateral other than Permitted Liens.  Any delivery of Common Units as Collateral to the Collateral Agent by Pledgor shall be effected by the crediting of such Common Units, accompanied by any required transfer tax stamps, to the Eligible Collateral Brokerage Account.

5.                                      Covenants.  Pledgor covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than unmatured contingent indemnification obligations), Pledgor shall perform all of the following covenants:

(a)                                 Pledgor shall, at Pledgor’s expense, take all actions necessary or advisable or otherwise requested by the Collateral Agent from time to time to maintain the first priority and perfection of the Collateral Agent’s security interest in the Collateral and to effectuate the rights granted to the Collateral Agent herein, including, for the avoidance of doubt, delivery of certificates with respect to investment property issued after the date hereof constituting Collateral, in each case in form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank in form and substance satisfactory to the Collateral Agent. Pledgor shall not take any actions that would alter, impair or eliminate said priority or perfection.

(b)                                 Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, the Collateral Agent at its option may pay the amount necessary to discharge the same.

(c)                                  Pledgor will cooperate fully with the Collateral Agent with respect to any sale by the Collateral Agent of any of the Common Units, including full and complete compliance with all requirements of Rule 144 and/or Rule 145, if applicable, and will give to the Collateral Agent all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 and/or Rule 145 for the complete and unrestricted sale and/or transfer of the Common Units.

(d)                                 Pledgor has complied, and will comply, with its reporting obligations with respect to the Common Units and the Credit Documents under Sections 13 and 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

(e)                                  Pledgor will not cause the aggregate number of Common Units held in the Eligible Collateral Brokerage Account (after giving effect to any transfer and any pending transfer that has not yet become effective) or otherwise pledged as Collateral hereunder to exceed the Maximum Share Collateral Number.

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6.                                      Powers of Collateral Agent.  At any time, without notice unless expressly required elsewhere in this Agreement, and at the expense of Pledgor, the Collateral Agent in its name or in the name of Pledgor may, but shall not be obligated to:

(a)                                 Collect by legal proceedings or otherwise, endorse and receive all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of the Collateral.

(b)                                 Upon the occurrence and during the continuation of an Event of Default, make any compromise or settlement it deems desirable or proper with reference to the Collateral.

(c)                                  Upon the occurrence and during the continuation of an Event of Default, participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith may deposit or surrender control of the Available Portion of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by the Collateral Agent thereafter as Collateral pursuant to the provisions hereof.

(d)                                 Cause Collateral to be transferred to its name or to the name of its nominee or the name of a depository or its nominee, upon occurrence and during continuance of an Event of Default.

(e)                                  Obtain from any custodian or securities intermediary holding the Collateral any and all information with respect to the Collateral, without any further consent of or notice to Pledgor.

(f)                                   Sell or otherwise dispose of all or any part of the Collateral following an Event of Default under the Credit Agreement in the manner, and subject to the limitations, described in Section 8 below. The Collateral Agent shall not vote any Common Units constituting Collateral except as instructed by Pledgor. The Collateral Agent shall not vote any other securities constituting Collateral except as instructed by Pledgor.  The parties hereto acknowledge that (i) the Collateral Agent will be required to, or will be required to instruct the Securities Intermediary to, transfer Collateral to the Pledgor free and clear of the Security Interest solely to the extent, and strictly in the manner, contemplated by Sections 2.9(c)(i), (ii) or (iii) of the Credit Agreement, and (ii) certain Common Unit Collateral will be subject to release from the Security Interest in connection with a Share Disposal solely to the extent, and strictly in the manner, contemplated by Section 2.9(c)(iv) of the Credit Agreement.

Pledgor hereby appoints the Collateral Agent as its attorney-in-fact to carry out any of the powers granted by this paragraph. Without limiting the generality of the foregoing, Pledgor hereby appoints the Collateral Agent its attorney-in-fact to execute and deliver any necessary stock powers, endorsements, assignments or other documents and agreements necessary to carry

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out any of the foregoing powers. The foregoing appointments shall be deemed coupled with an interest of the Collateral Agent and shall not be revoked without the Collateral Agent’s written consent. To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.

7.                                      Account Control Provisions.

(a)                                 Pledgor shall cause (i) Margin Cash Collateral to be posted to the Eligible Collateral Brokerage Account as and when required by Section 2.9 of the Credit Agreement and (ii) cash or other dividends and distributions or other proceeds of the Collateral to be delivered to the Eligible Collateral Brokerage Account as specified in the Credit Agreement.  Pledgor shall also cause all Common Units intended by the Pledgor to be Pledged Shares as contemplated pursuant to Section 2.9(b) of the Credit Agreement or otherwise required by the Credit Agreement to be Pledged Shares to be credited to the Eligible Collateral Brokerage Account.

(b)                                 Pledgor represents and warrants that, so long as the financial assets underlying any security entitlement owned by Pledgor are credited to the Eligible Collateral Brokerage Account, (i) the Security Interest on such security entitlement will be perfected, subject to no prior liens or rights of others other than Permitted Liens, (ii) the Collateral Agent will have control of such security entitlement within the meaning of Section 8-106 of the UCC and to the extent that the Eligible Collateral Brokerage Account or any portion thereof constitutes a deposit account, the Collateral Agent shall have control thereof within the meaning of Section 9-104 of the UCC and (iii) no action based on an adverse claim to such financial assets, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other secured party.

8.                                      Remedies.  If an Event of Default occurs, the Collateral Agent may do any one or more of the following:

(a)                                 Declare the Loans immediately due and payable, without notice or demand (except as required by Section 7.1 of the Credit Agreement), in accordance with Section 7.1 of the Credit Agreement.

(b)                                 Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner; provided, however, that Collateral Agent shall not have the right to vote any Common Units constituting Collateral (other than, for the avoidance of doubt, after acquiring such Common Units pursuant to Section 8(d) below).

(c)                                  Enforce the security interest given hereunder pursuant to the UCC and any other applicable law or in equity.

(d)                                 Sell the Available Portion of the Collateral at public or private sale in accordance with the UCC in such manner and order as the Collateral Agent may elect; provided that Collateral Agent shall not exercise such rights, powers or remedies hereunder on behalf of any Secured Party in a manner that would cause any Secured Party (together with each person subject to aggregation of the relevant Pledged Shares

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with it under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) to directly or indirectly become at any one time the “beneficial owner” (within the meaning of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) of such Pledged Shares representing more than 9.9% of the number of shares of the applicable class then outstanding.  The Pledgor hereby (i) acknowledges that selling or otherwise disposing of the Collateral in accordance with the restrictions set forth in this Section 8(d) may result in prices and terms less favorable to the applicable Secured Party than those that could be obtained by selling or otherwise disposing of the Pledged Shares in a single transaction to a single purchaser and (ii) agrees and acknowledges that no method of sale or other disposition of Collateral shall be deemed commercially unreasonable because of any action taken or not taken by the applicable Secured Party to comply with such restrictions.  The inability of any Secured Party to acquire, receive or exercise rights with respect to Collateral provided by this Agreement at any time as a result of this provision shall not preclude the Collateral Agent, on behalf of such Secured Party, from taking such action at a later time when permitted by this provision.  The Collateral Agent may purchase the Collateral for its own account at any public disposition within the meaning of the UCC. The Collateral Agent shall give Pledgor such notice of any public or private sale as may be required by the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, the Collateral Agent shall have no liability or responsibility to Pledgor for such loss. Pledgor further acknowledges that a private sale may result in less proceeds than a public sale.

(e)                                  Enforce the security interest of the Collateral Agent in any deposit account which is part of the Collateral by applying such account to Obligations.

(f)                                   Exercise any other remedy provided under this Agreement or by any applicable law. Pledgor acknowledges that all such rights and remedies are cumulative, and the exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

(g)                                  Comply with any applicable state or federal law requirements in connection with a disposition of Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of Collateral.

(h)                                 Sell Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale of Collateral.

Notwithstanding the foregoing, the Collateral Agent shall exercise remedies with respect to the Collateral in the following order, first, apply all cash amounts credited to the Eligible Collateral Brokerage Account, second, dispose of all Common Units credited to the Eligible Collateral Brokerage Account and third, dispose of all other Collateral (or any part thereof).

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9.                                      Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent or Administrative Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part by the Collateral Agent against the Obligations in the following order of priority:  first, to the payment of all out-of-pocket costs and expenses of such sale, collection or other realization, including reasonable compensation of outside counsel to the Collateral Agent, and all other expenses, liabilities and advances made or incurred by the Collateral Agent and Administrative Agent in connection therewith, and all amounts for which the Collateral Agent or Administrative Agent is entitled to indemnification hereunder (in its capacity as an Agent and not as a Lender) and to the payment of all out-of-pocket costs and expenses paid or incurred by the Collateral Agent or Administrative Agent in connection with the exercise of any right or remedy under any Credit Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Pledgor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.  The Pledgor acknowledges that all funds so transferred into and assets deposited in the Collateral Account shall be the property of the Pledgor subject to the First Priority security interest of the Collateral Agent therein.

10.                               Waivers.  The Collateral Agent shall be under no duty or obligation whatsoever (a) to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by the Collateral Agent as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, or (b) to give Pledgor notice of, or to exercise, any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any Collateral.

11.                               Custody of Collateral.  The Collateral will be maintained pursuant to the Collateral Account Control Agreement by the Securities Intermediary in the Eligible Collateral Brokerage Account and shall not be moved from such Eligible Collateral Brokerage Account without the prior written consent of the Collateral Agent, which consent, in the case of the transactions contemplated by Section 2.9(c) of the Credit Agreement, the parties hereto acknowledge the Collateral Agent will be required to give solely to the extent, and strictly in the manner, contemplated by such Section 2.9(c).  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Eligible Collateral Brokerage Account. Other than any interest earned on the investment of deposits on the Eligible Collateral Brokerage Account, which investments shall be made at the option and sole discretion of the Collateral Agent and at Pledgor’s risk and expense, Pledgor’s deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such Eligible Collateral Brokerage Account and shall also become Collateral hereunder.

12.                               Costs.  All advances, charges, out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred or paid by the Collateral Agent in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, and including the charges and expenses of the Collateral Agent’s custody unit, shall become a part of the

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Obligations secured hereunder and shall be paid to the Collateral Agent by Pledgor promptly after request therefor.

13.                               Notices.  Unless otherwise provided or agreed to herein or required by law, notice and communications provided for in this Agreement shall be in writing and shall be given as provided in the Credit Agreement.

14.                               Miscellaneous.

(a)                                 No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(b)                                 Pledgor hereby authorizes the Collateral Agent to file one or more financing statements describing all or part of the Collateral, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor. Pledgor agrees to furnish any such information to the Collateral Agent promptly upon request.

(c)                                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(d)                                 SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PLEDGOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF

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MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(e)                                  Subject to Section 9.19 of the Credit Agreement, Pledgor agrees that the Collateral Agent may disclose to any prospective purchaser and any purchaser (other than any Disqualified Person) of all or part of the Obligations any and all information in the Collateral Agent’s possession concerning Pledgor, this Agreement and the Collateral.

(f)                                   This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  None of Pledgor’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Pledgor without the prior written consent of all Lenders.

(g)                                  All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

(h)                                 In the event of any conflict between this Agreement (or any portion thereof) and any other agreement between the Collateral Agent and Pledgor for custody services with respect to any Collateral, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

(i)                                     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Pledgor and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.  Delivery of an

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executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif” shall be effective as delivery of a manually executed counterpart of this Agreement.

15.                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/PLEDGOR RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO SECTION 15 OF THIS AGREEMENT AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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In witness whereof, Pledgor has executed this Agreement by its duly authorized officer, as of the date first written above.

Pledgor’s Chief Executive Office:	Pledgor:

2501 Cedar Springs	XTXI CAPITAL, LLC
Suite 100
Dallas, Texas 75201-7684
By:
Name:
Title:

[Signature Page to Security Agreement]

Collateral Agent:

Citibank, N.A.

By:
Authorized Signatory

[Signature Page to Security Agreement]

Exhibit A to Security Agreement
Description of Collateral

(a)                                 Account number [            ] in the name of “Citibank, N.A. as the secured party of XTXI Capital, LLC” maintained at Citgroup Global Markets Inc., including, initially, [              ] Common Units and including, thereafter, any additional Common Units transferred thereto pursuant to Section 2.9 of the Credit Agreement, and all successor and replacement accounts, regardless of the number of such accounts or the offices at which such accounts are maintained (the “Eligible Collateral Brokerage Account”) and all rights of Pledgor with respect to the Eligible Collateral Brokerage Account, including, without limitation, all financial assets now or hereafter credited to the Eligible Collateral Brokerage Account and all securities entitlements with respect thereto and all cash now or hereafter held in such account and any investments thereof.

(b)                                 In addition to the foregoing, all other investment property, certificated securities, general intangibles, and all other investments or property now or hereafter listed on Schedule 1 attached hereto, as amended from time to time in writing, whether held in a safekeeping or custodial account or otherwise.

(c)                                  All present and future income, proceeds, earnings, increases, and substitutions from or for the foregoing property of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the foregoing property, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the foregoing property, and all other property Pledgor is entitled to receive on account of the foregoing property, including accounts, documents, instruments, chattel paper, and general intangibles.

Schedule 1

This Schedule 1 is a part of the Security Agreement, dated as of March [    ], 2013, by and between XTXI Capital, LLC (“Pledgor”) and Citibank, N.A. (the “Collateral Agent”).

This Schedule 1 will remain in effect until it is replaced with a new Schedule 1 signed by Pledgor and the Collateral Agent.

DESCRIPTION OF ADDITIONAL COLLATERAL

[None.]

☐ If this box is checked, this Schedule 1 replaces a prior Schedule 1 Each replacement Schedule 1 should list all Collateral subject to the Security Agreement as of the effective date of replacement on a cumulative basis.

Collateral Agent:

Citibank, N.A.

By:
Authorized Signatory

Pledgor:

XTXI Capital, LLC

By:
Name:
Title:

[Signature Page to Exhibit A, Schedule 1 of Security Agreement]

Exhibit B to Security Agreement

Pledgor Information

Pledgor’s type of organization: Limited Liability Company

Pledgor’s state of incorporation or organization (if Pledgor is a corporation, limited partnership, limited liability company or other registered entity): Delaware

Exhibit C to Security Agreement
Contact Information For Notice Purposes

Address for notices to Pledgor:
XTXI Capital, LLC	Telephone numbers: (214) 721-9422
Attention: Chief Financial Officer	Facsimile, telecopy or similar number for notices: (214) 953-0846
2501 Cedar Springs
Suite 100
Dallas, Texas 75201-7684	Electronic mail: michael.garberding@crosstexenergy.com

with a copy to:

XTXI Capital, LLC

Attention:  General Counsel

2501 Cedar Springs, Suite 100

Dallas, Texas 75201-7684

Facsimile:  (214) 953-9501

Address for notices to Collateral Agent:
Citibank, N.A.	Telephone numbers: [ ]
Attention:	Facsimile, telecopy or similar number for notices: [ ]
[ ]
[ ]
[ ]	Electronic mail: [ ]

Pledgor’s Employer Identification Number (EIN) to be used for tax reporting purposes with respect to the Collateral is: 46-2164573.

(Check if applicable:) ☐ Pledgor is not a citizen or resident of the United States; is not a legal entity organized under the laws of the United States; and is not doing business in the United States.

EXHIBIT G TO

CREDIT AGREEMENT

PARENT GUARANTY

[Please see attached]

GUARANTY AGREEMENT

made between

CROSSTEX ENERGY, INC.,
as Guarantor

in favor of

CITIBANK, N.A.,
as Administrative Agent

Dated as of March 7, 2013

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GUARANTY AGREEMENT

GUARANTY AGREEMENT (this “Guaranty”), dated as of March 7, 2013, between Crosstex Energy, Inc., a Delaware corporation (the “Guarantor”) in favor of Citibank, N.A., as administrative agent for the Lenders as defined in the Credit Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the benefit of the Guarantied Parties (as defined below).

W I T N E S S E T H:

WHEREAS XTXI Capital, LLC, a Delaware limited liability company (the “Borrower”) has entered into that certain Credit Agreement, dated as of March 5, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto from time to time (the “Lenders”), and the Administrative Agent, pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrower for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement.

WHEREAS the Lenders are willing to make and maintain loans and other financial accommodations to the Borrower on and after the date of the Credit Agreement, but only upon the condition, among others, that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent.

WHEREAS to induce the Administrative Agent, the Lenders, their respective successors and assigns and each other party from time to time that becomes a Lender under the Credit Agreement (collectively, the “Guarantied Parties”) to enter into, and to extend credit under, the Credit Agreement and the other Credit Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guaranty the Guarantied Obligations (as defined below) upon the terms and conditions of this Guaranty.

WHEREAS the Guarantor owns all of the membership interests of the Borrower and will receive substantial benefits from the Credit Agreement and the other Credit Documents  In addition, the Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower, as the result of financial or business support that will be provided to the Guarantor (or its Subsidiaries) by the Borrower.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1                               DEFINED TERMS

1.1                               Definitions.  Unless otherwise defined herein, all capitalized terms used in this Guaranty that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement.  In addition, the following terms shall have the following meanings under this Guaranty:

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“Administrative Agent” shall have the meaning assigned to it in the preamble.

“Borrower” shall have the meaning assigned to it in the recitals.

“Credit Agreement” shall have the meaning assigned to it in the recitals.

“Discharge of the Obligations”  shall mean the payment in full in cash of all Obligations and the satisfactory performance of all other obligations under the Credit Documents (other than (i) those expressly stated to survive termination and (ii) contingent obligations as to which no claim has been asserted), and all Commitments shall have terminated or expired.

“Guarantied Obligations” shall mean (a) any and all Obligations of the Borrower, (b) any and all obligations of the Borrower for the performance of its agreements, covenants and undertakings under or in respect of the Credit Documents and (c) any and all other obligations of the Borrower for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charges, indemnification, attorney’s fees or otherwise) now or in the future owed to the Administrative Agent, the other Guarantied Parties or any such Person individually, and for the performance by the Borrower of its agreements, covenants and undertakings, in each case under or in respect of any and all of the Credit Documents it being acknowledged by the Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Borrower, the Administrative Agent, the other Guarantied Parties or any such Person individually may agree without notice or demand of any kind or nature whatsoever to the Guarantor.  The Guarantied Obligations shall include interest accruing at the then applicable rate provided in the Credit Agreement or in the other Credit Documents after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement or in the other Credit Documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower thereunder whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding.  The Guarantor acknowledges that extensions of credit under the Credit Agreement and the other Credit Documents may be available on a revolving basis.

“Guarantied Parties” shall have the meaning assigned to it in the recitals.

“Guarantor” shall have the meaning assigned to it in the preamble.

“Guarantor Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the properties, assets or financial condition of the Guarantor; (ii) the ability of the Guarantor to fully and timely perform its Guarantied Obligations; (iii) the legality, validity, binding effect or enforceability against the Guarantor of this Guaranty; or (iv) the rights, remedies and benefits available to, or conferred upon, any Guarantied Party under this Guaranty.

“Guarantor Permitted Liens” means inchoate Liens for taxes, assessments or governmental charges or levies but not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with

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GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien.

“Guaranty” shall have the meaning assigned to it in the preamble.

“Lenders” shall have the meaning assigned to it in the recitals.

“Voidable Transfer” shall have the meaning assigned to it in Section 2.10.

1.2                               Interpretation.  The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference.

SECTION 2.                            THE GUARANTY

2.1                               Guaranty of Obligations.  The Guarantor hereby absolutely, unconditionally and irrevocably guaranties, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Guarantied Parties, the prompt and complete payment and performance of the Guarantied Obligations by the Borrower when due (whether at the stated maturity, by acceleration or otherwise).  The Guarantor shall be liable under its guaranty set forth in this Section 2.1, without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Loans or other Obligations and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Credit Documents on the date hereof.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all Obligations (including, without limitation, interest, fees, costs and expenses) that would be owed by any other obligor on the Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy proceeding involving such other obligor because it is the intention of the Guarantor and the Guarantied Parties that the Obligations that are guaranteed by the Guarantor pursuant hereto should be determined without regard to any rule of law or order that may relieve the Borrower or the Guarantor of any portion of such Obligations.

2.2                               Limitation on Obligations Guarantied.  (a)  Notwithstanding any other provision hereof, the right of recovery against the Guarantor under Section 2 hereof shall not exceed the lowest amount that would render the Guarantor’s obligations under Section 2 hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of the Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor under the guaranty set forth in Section 2 hereof at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under the guaranty set forth in Section 2 hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guaranty set forth in Section 2 hereof and its related reimbursement rights but before taking into account any liabilities under any other guaranty by the Guarantor.  For purposes of the foregoing, all guaranties of the Guarantor other than the guaranty under Section 2 hereof will be deemed to be

5

enforceable and payable after the guaranty under Section 2 hereof.  To the fullest extent permitted by applicable law, this Section 2.2(a) shall be for the benefit solely of creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any Equity Interest in the Guarantor.

(b)           The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.2 (a) without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

2.3          Nature of Guaranty; Continuing Guaranty;  Waivers of Defenses, Etc.  (a)  The Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing guaranty of payment and performance and not merely of collectability.  The Guarantor waives notice of acceptance, diligence, presentment, protest, marshaling, demand for payment and notice of dishonor, notice of default or notice of nonpayment to or upon the Borrower with respect to the Obligations.  Without limiting the generality of the foregoing, this Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, setoff, defense, counterclaim, discharge or termination for any reason (other than a Discharge of the Obligations).

(b)           The Guarantor agrees that the Obligations of the Guarantor hereunder are independent of any other guaranty of the Obligations and when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, any Guarantied Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by any Guarantied Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guarantied Party against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(c)           No payment made by the Borrower or any other Person or received or collected by any Guarantied Party from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder that shall, notwithstanding any such payment, remain liable for the Obligations until the Discharge of the Obligations.

(d)           Without limiting the generality of the foregoing, the Guarantor agrees that its obligations under the guaranty contained in this Section 2 shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to each of the following (whether or not the Guarantor has knowledge thereof):

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(i)            the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any guaranty or right of offset with respect thereto at any time or from time to time held by any Guarantied Party;

(ii)           any renewal, extension or acceleration of, or any increase in the amount of the Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Credit Documents;

(iii)          any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any of the Credit Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations;

(iv)          change, reorganization or termination of the corporate structure or existence of the Borrower and any corresponding restructuring of the Obligations;

(v)           settle, compromise, release, or discharge, or accept or refuse any offer of payment or performance with respect to, or substitutions for, the Obligations or subordinate the Obligations to any other obligations;

(vi)          the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Obligations or any other impairment of such collateral;

(vii)         exercise remedies with  respect to any security for the Obligations (including, without limitation, the Collateral) at such time and in such order and in such manner as the Administrative Agent and the Guarantied Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that the Guarantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, the Guarantor hereby expressly waives any and all benefits that might otherwise be available to the Guarantor under applicable law; and

(viii)        any other circumstance whatsoever that may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Obligations or that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under the guaranty contained in this Section 2 or of any security interest granted by the Guarantor, whether in a bankruptcy proceeding or in any other instance.

(e)           In addition, the Guarantor further waives any and all other defenses, set offs or counterclaims (other than a defense of payment or performance in full hereunder) that may at any time be available to or be asserted by it, the Borrower or any other Person against any

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Guarantied Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

2.4          Rights of Reimbursement and Subrogation.

(a)           In case any payment is made on account of the Obligations by the Guarantor or is received or collected on account of the Obligations from the Guarantor or its property, if such payment is made by the Guarantor or from its property in respect of the Obligations, the Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Obligations, to demand and enforce reimbursement for the full amount of such payment from the Borrower.  For purposes of the foregoing, all guaranties of the Guarantor other than the guaranty under Section 2 hereof will be deemed to be enforceable and payable after the guaranty under Section 2 hereof.

(b)           If and whenever (after Discharge of the Obligations) any right of reimbursement becomes enforceable by the Guarantor against the Borrower whether under Section 2.4(a) or otherwise, the Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Obligations, to be subrogated to any security interest that may then be held by the Agent upon any Collateral granted to it under the Credit Documents.  Any right of subrogation of the Guarantor shall be enforceable solely after a Discharge of the Obligations and solely against the Borrower, and not against the Guarantied Parties, and neither any Agent nor any other Guarantied Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded by the Guarantor, then, after Discharge of the Obligations, each Agent shall deliver to the Guarantor, or to a representative of the Guarantor, an instrument satisfactory to such Agent transferring, on a quitclaim basis without any recourse, representation, warranty or any other obligation whatsoever, whatever security interest such Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by such Agent.

(c)           All rights and claims arising under this Section 2.4 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of the Guarantor as to any payment on account of either (x) the Obligations or (y) any other obligation that is secured by any collateral that also secures the Obligations, in each case made by it or received or collected from its property shall be fully subordinated in all respects prior to the Discharge of the Obligations.  Until Discharge of the Obligations, the Guarantor shall not demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to the Guarantor in any bankruptcy case or receivership, or insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations.  If any such payment or distribution is received by the Guarantor, it shall be held by the Guarantor in trust, as trustee of an express trust for the benefit of the Guarantied Parties, and shall forthwith be transferred and delivered by the Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

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(d)           The obligations of the Guarantor under this Guaranty and the Credit Documents, including its liability for the Obligations, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement or subrogation arising under this Section 2.4.  The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Guarantied Party against the Guarantor or its property.  The Guarantied Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

2.5          Payments.  The Guarantor hereby guaranties that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Principal Office of the Administrative Agent specified in the Credit Agreement.

2.6          Subordination of Other Obligations.  Any Indebtedness of the Borrower now or hereafter held by the Guarantor, whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the Guarantied Obligations, and any such Indebtedness collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Guarantied Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Guarantied Parties to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision hereof.

2.7          Financial Condition of the Borrower.  Any extension of credit may be made to the Borrower or continued from time to time without notice to or authorization from the Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation.  No Guarantied Party shall have any obligation to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of the Borrower or the Guarantor.  The Guarantor represents and warrants that the Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations.  The Guarantor hereby waives and relinquishes any duty on the part of any Guarantied Party to disclose any matter, fact or thing relating to the business, operations or condition of the Borrower now known or hereafter known by any Guarantied Party.

2.8          Bankruptcy, Etc.  Until a Discharge of the Obligations, the Guarantor shall not, without the prior written consent of the Administrative Agent, commence or join with any other person in commencing any bankruptcy proceeding of or against the Borrower.  The obligations of the Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or bankruptcy proceeding, voluntary or involuntary, of the Borrower or by any defense that the Borrower or the Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.  To the fullest extent permitted by law, the Guarantor will permit any trustee in

9

bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest, fees, costs and expenses or other Obligations accruing or arising after the date on which such case or proceeding is commenced.

2.9          Duration of Guaranty.    The guaranty contained in this Section 2 shall remain in full force and effect until the Discharge of the Obligations.

2.10        Reinstatement.  The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded, disgorged or must otherwise be restored or returned by any Guarantied Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made; or if any Guarantied Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Guarantied Party in full or partial satisfaction of any Guarantied Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively a “Voidable Transfer”), or because such Guarantied Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer, or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that the Guarantied Party repays, restores, or returns, and as to all reasonable out-of-pocket costs, expenses and attorney’s fees of the Guarantied Party related thereto, the liability of the Guarantor will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.

SECTION 3.         REPRESENTATIONS AND WARRANTIES  OF THE GUARANTOR.

3.1          The Guarantor represents and warrants to the Administrative Agent on the date hereof, as of the date of each Loan (other than a Loan resulting from a PIK Amount) and as of the date of each transfer of Margin Share Collateral under the Credit Documents that:

(a)           it (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to execute and deliver this Guaranty and to perform the provisions of this Guaranty on its part to be performed and (iii) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Guarantor Material Adverse Effect;

(b)           the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of the Guarantor;

(c)           the execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not and will not (a) violate (i)

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any provision of any law or any governmental rule or regulation applicable to the Guarantor (including any anti-fraud or reporting provisions of the Exchange Act), (ii) any of the Organizational Documents of the Guarantor, (iii) any trading policy of the Issuer applicable to the Guarantor or any Affiliate of the Guarantor, including the Issuer’s window period policy or (iv) any order, judgment or decree of any court of competent jurisdiction or other agency of government binding on the Guarantor or any of its assets; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its assets is bound; (c) result in or require the creation or imposition of any Lien upon any of the assets of the Guarantor; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the Guarantor, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders;

(d)                                 the execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated by this Guaranty do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority;

(e)                                  this Guaranty has been duly executed and delivered by the Guarantor and is the legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(f)                                   there are no Adverse Proceedings with respect to the Guarantor that could reasonably be expected to have a Guarantor Material Adverse Effect; the Guarantor is not (i) in violation of any applicable laws or (ii) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case that could reasonably be expected to have a Guarantor Material Adverse Effect;

(g)                                  it is not aware of, and is not entering into this Guaranty or the transactions contemplated hereby on the basis of, any material Non-public Information in respect of the Issuer, the Common Units, the Guarantor or the Parent Shares; provided that to the extent the representation and warranty in the immediately preceding sentence is made as of the date of this Guaranty, such representation and warranty will not be deemed to refer to (i) the Borrower and the Guarantor’s entry into the Credit Documents or (ii) the intended use of proceeds of the initial Loan made under the Credit Documents, in each case, solely to the extent that:  (x) such information has been disclosed to Citibank prior to the date of this Guaranty, (y) such information will be publicly disclosed by Borrower and Parent within one Business Day of the date of this Guaranty through a filing with the SEC that is available on the EDGAR system, a press release and/or by making such information available on the Guarantor’s website and (z) the Borrower and the Guarantor have complied, and will comply, with their respective reporting obligations with respect to such information under Sections 13 and 16, as applicable, of the Exchange Act and applicable securities laws of any other jurisdiction, including any required

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filings with the SEC; provided further that this representation shall only be deemed to be made on the date of this Guaranty, the date the initial Loan is made under the Credit Agreement and as provided in Section 2.9(c)(iv) of the Credit Agreement;

(h)                                 all reports and other documents filed by it with the SEC pursuant to the Exchange Act since (and including) its most recent annual report on Form 10-K, when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(i)                                     it is not, and after giving effect to the transactions contemplated hereby and under the other Credit Documents will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act and shall conduct its affairs in such a manner so as to ensure that it will not be required to register as an “investment company” as such term is defined in the Investment Company Act;

(j)                                    each of the respective representations and warranties made by Borrower under the Credit Documents as of such date is true and correct; and

(k)                                 as of such date, the Guarantor is the sole owner of, and has good title to 100% of the Equity Interests in Crosstex Energy GP, LLC, the general partner of the Issuer (the “GP Interests”), free and clear of all Liens other than Guarantor Permitted Liens.  The Guarantor believes, based on its own good faith investigation, that the fair market value of the GP Interests on such date is in excess of the Commitment.

3.2                               Covenants .  The Guarantor covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than unmatured contingent indemnification obligations), the Guarantor shall perform all covenants in this Section 3.2.

(a)                                 The Guarantor has complied, and will comply, with its reporting obligations with respect to the Common Units and this Guaranty under Section 13 and 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

(b)                                 Prior to the Discharge of the Obligations, the Guarantor shall (i) not sell or otherwise dispose of the GP Interests, (ii) suffer or permit to exist any Lien on the GP Interests (other than Guarantor Permitted Liens) and (iii) maintain assets (including the GP Interests) that are free and clear of any Liens (other than Guarantor Permitted Liens) and that collectively have a fair market value at least equal to the amount of the Commitment then in effect.

(c)                                  The Guarantor shall not provide any Lender or Agent (each acting in its capacity as such) with any material Non-public Information with respect to the Guarantor, the Borrower, the Issuer, their respective Subsidiaries or their securities.  Concurrently with the delivery of any document, notice or other communication regarding this Guaranty or the other Credit Documents by or on behalf of the Guarantor in connection with the Credit Documents

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(each, a “Communication”), the Guarantor shall be deemed to have represented that such document, notice or other communication does not contain any such material Non-public Information. If any Communication is required to be delivered pursuant to this Guaranty or otherwise and is being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), such Communication shall not contain any such material Non-public Information.  For the avoidance of doubt, for purposes of the immediately preceding two sentences, the mere act of requesting or effecting any of the following transactions in accordance with the Credit Documents (in accordance with the notice provisions specified in Section 9.1 of the Credit Agreement or Section 4.2 of this Guaranty in connection with such transactions) shall be deemed to not provide any Lender or Agent with any such material Non-public Information: (i) effecting of a borrowing pursuant to Section 2.1(b) of the Credit Agreement; (ii) the transfer of Common Units into the Eligible Collateral Brokerage Account pursuant to Section 2.9(b) of the Credit Agreement, (iii) the release of Collateral pursuant to Section 2.9(c) of the Credit Agreement, (iv) the increase in Commitments under Section 2.17 of the Credit Agreement, (v) the sale of Collateral pursuant to Section 2.9(c)(iv) of the Credit Agreement, (vi) a Share-Based Financing Transaction pursuant to Section 5.9 of the Credit Agreement and (v) delivery of any notice required under Section 5.1(a) of the Credit Agreement. Any communication in written form shall be deemed to contain the following sentence at the beginning of such Communication:

[Sender] hereby represents, warrants and agrees that the following Communication contains no material Non-public Information with respect to the Guarantor, the Borrower, Issuer, their respective Subsidiaries or their securities (each, as defined in the Credit Agreement dated March [   ], 2013, among the Borrower, Citibank, N.A., as administrative agent and collateral agent thereunder, and each lender from time to time party thereto, to which this Communication relates).

SECTION 4.                            MISCELLANEOUS PROVISIONS.

4.1                               No Waiver.  No Guarantied Party shall by any act (except by a written instrument pursuant to Section 4.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Guarantied Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Guarantied Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

4.2                               Notices.  Except as otherwise specified herein, all notices shall be in writing (including, without limitation, notice by telecopy).  All notices to the Administrative Agent shall be given in accordance with the terms of Section 9.1 of the Credit Agreement.  All notices to the Guarantor shall be effective if given to the Guarantor in care of the Borrower at the Borrower’s address for notices in Appendix B to the Credit Agreement and otherwise in

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accordance with the terms of Section 9.1 of the Credit Agreement.  Any notice addressed as provided above shall be deemed given on such day specified in Section 9.1 of the Credit Agreement.

4.3                               Expenses, Etc. (a)  The Guarantor agrees to pay or reimburse each Guarantied Party for all its out-of-pocket costs and expenses incurred in collecting against the Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Guaranty, including, without limitation, the reasonable fees and disbursements of counsel to each Guarantied Party and of counsel to the Administrative Agent.

(b)                                 The Guarantor agrees to pay, and to hold harmless any Indemnitees from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(c)                                  The agreements in this Section shall survive repayment of the Guarantied Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

(d)                                 The Guarantor agrees that the provisions of Sections 2.13, 2.14 and 2.15 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

4.4                               Amendments.  The Administrative Agent and the Guarantor hereby acknowledge and agree that the waiver, amendment and other provisions in Section 9.5 of the Credit Agreement apply to this Guaranty as to the Guarantor and are incorporated herein as though set forth in full.

4.5                               Successors and Assigns.  This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Guarantied Parties and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.

4.6                               Survival.  All representations and warranties made in this Guaranty or in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

4.7                               Integration. Conflict.  This Guaranty represents the agreement of the Guarantor, the Administrative Agent and the other Guarantied Parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Guarantied Party relative to subject matter hereof and thereof not expressly set forth or referred to herein.

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4.8                               Severability.  If at any time any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guaranty shall not in any way be affected or impaired (it being further understood and agreed that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.9                               Captions.  The table of contents, captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

4.10                        Counterparts.  This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Guaranty by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

4.11                        GOVERNING LAW.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

4.12                        SUBMISSION TO JURISDICTION. WAIVERS.  The Guarantor irrevocably and unconditionally submits to the jurisdiction of the courts specified in Section 9.17 of the Credit Agreement for purposes of any action or proceeding relating to this Guaranty.  The Guarantor irrevocably waives, to the fullest extent permitted by law, any defense or objection it may have that any such action or proceeding in any such court has been brought in an inconvenient forum.

4.13                        WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS GUARANTY OR THE RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTY, INCLUDING CONTRACT

15

CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE GUARANTY MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.14        Acknowledgments.  The Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Guaranty;

(b)           no Guarantied Party has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guaranty or any of the other Credit Documents, and the relationship between the Guarantor, on the one hand, and the Guarantied Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto.

4.15        Guaranty Enforceable by Agent.  The Guarantied Parties agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent upon the instructions of the Required Lenders and that no Guarantied Party shall have any right to individually seek to enforce or to enforce this Guaranty.

[This Space Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

CROSSTEX ENERGY, INC., as Guarantor

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to Guaranty Agreement]

Acknowledged and Agreed:

XTXI CAPITAL, LLC, as Borrower

By:
Name:
Title:

[Signature Page to Guaranty Agreement]

EXHIBIT H TO

CREDIT AGREEMENT

ISSUER ACKNOWLEDGEMENT

[Please see attached]

Form of Issuer Acknowledgement

[DATE]

Citibank, N.A., as Administrative Agent
390 Greenwich Street, 3rd Floor
New York, NY 10013

Re:	Credit Agreement among XTXI Capital, LLC, Citibank, N.A., as Administrative Agent, and the Lenders party thereto

Ladies and Gentlemen:

This letter is being delivered to you, as Administrative Agent on behalf of the Lenders (each as defined below), at the request of XTXI Capital, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), in connection with the Credit Agreement dated as of March 5, 2013, among the Borrower, Citibank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto from time to time (the “Lenders”) (the “Credit Agreement”, and the transactions contemplated by the Credit Agreement, the “Transaction”), and the Security Agreement related thereto dated as of March 7, 2013 between the Collateral Agent (as defined in the Credit Agreement) and the Borrower (the “Security Agreement”).  Pursuant to the Transaction, the Lender is acquiring a security interest in, inter alia certain common units of Crosstex Energy, L.P. (the “Company”) currently held by the Borrower (the “Pledged Units”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement and Security Agreement.  Copies of the Credit Agreement and the Security Agreement are attached hereto as Annex A.

In connection with the Transaction:

1.              The Company confirms that the Transaction and any foreclosure by the Collateral Agent on the Pledged Units at any time will not, in and of itself, violate any material contract to which the Company is a party or any insider trading or other policy or rule of the Company or any of the constituent documents of the Company.

2.              Except to the extent the Company determines such action is required by applicable law, the Company will not impose any requirements or conditions that would hinder or delay the exercise of any remedies by the Collateral Agent or the Lenders pursuant to the Transaction.  In addition, the Company will not take any actions with the specific purpose of hindering or delaying the exercise of any remedies by the Collateral Agent or the Lenders pursuant to the Transaction.  The Company will not require any opinions of counsel or other documents in connection with any sale or transfer of Pledged Units in connection with the exercise of any such remedies.  As of the date hereof, the Company confirms that no opinion of counsel or other documents is required by the transfer agent in connection with the exercise of any such remedies.  However, the Company gives no assurance that the transfer agent will not require any opinions or documents at a future date; provided that, the Company agrees to promptly notify the Collateral Agent of any such opinion or document required by the transfer agent in connection with the exercise of any such remedies.  To the extent reasonably requested by the Collateral Agent, the Company will cooperate in good faith with the Collateral Agent in any transfer of Pledged Units pursuant to any foreclosure on the Pledged Units, provided that the foregoing shall not require the Company to incur any out-of-pocket expenses.

3.              Each of the Borrower and Crosstex Energy, Inc. is currently an “affiliate” of the Company as such term is used in Rule 144.

4.              To the knowledge of the Company, the Pledged Units are not subject to any other pledge, interest, mortgage, lien, encumbrance or right of setoff other than any such as may be created and may exist in favor of the Collateral Agent pursuant to the Transaction.

5.              The Company shall pay all distributions on the Pledged Units with a record date on or after the Closing Date to the Collateral Account (as irrevocably directed by the Borrower).

6.              The Company confirms that Pledged Units have been validly issued, are fully paid (to the extent required under the Sixth Amended and Restated Agreement of Limited Partnership of the Company (as amended or otherwise modified from time to time, the “Partnership Agreement”)) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and are free of preemptive rights except as set forth in the Partnership Agreement.

7.              The Company additionally confirms that the Borrower has the rights of an “Affiliate of the General Partner” pursuant to Section 7.12(a) of the Partnership Agreement.

8.              The Company confirms that it does not, and will not at any time prior to the sale of the Pledged Units by or on behalf of any Lender, solely as a result of the Transaction, consider such Lender to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

9.              Promptly upon request by Collateral Agent at the time of sale of the Pledged Units, the Company shall make available a senior legal officer and a senior business officer of the Company to discuss, with legal counsel to any Lender, such Lender’s relationship, if any, with the Company.

If you are in agreement with the foregoing, please sign below.

Very truly yours,

CROSSTEX ENERGY, L.P., as the Company
By: Crosstex Energy GP, LLC, its general partner

By:
Name:
Title:

Annex A

Credit Agreement and Security Agreement

[Please see attached]

EXHIBIT I TO

CREDIT AGREEMENT

COLLATERAL ACCOUNT CONTROL AGREEMENT

[Please see attached]

COLLATERAL ACCOUNT CONTROL AGREEMENT

COLLATERAL ACCOUNT CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 7, 2013 among XTXI Capital, LLC (“Pledgor”), Citibank, N.A., as Collateral Agent for the Secured Parties referred to in the Security Agreement described below (in such capacity, “Secured Party”), and Citigroup Global Markets Inc., as a securities intermediary and as a deposit bank (collectively, “Securities Intermediary”).

W I T N E S S E T H :

WHEREAS, Secured Party and Pledgor have entered into a security agreement (the “Security Agreement”) pursuant to which Pledgor has agreed to pledge to Secured Party the Collateral (as defined below) in order to secure the payment of Pledgor’s obligations pursuant to that certain Credit Agreement, dated as of March 5, 2013, by and among Pledgor, Secured Party, and the several lenders from time to time party thereto (the “Credit Agreement”); and

WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and

WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral now or hereafter delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;

NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

“Account” shall mean the custody account of the Secured Party established and maintained by Securities Intermediary in the name of “Citibank, N.A. as secured party of XTXI Capital, LLC” (as the same may be redesignated, renumbered or otherwise modified).  The Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC) for purposes of the UCC with respect to all property other than cash and a “deposit account” (within the meaning of Section 9-102 of the UCC) for purposes of the UCC with respect to cash deposited in or credited to the Account.

“Authorized Person” shall be any person, whether or not an officer or employee of Secured Party, duly authorized by Secured Party to give Written Instructions on behalf of Secured Party, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

“Collateral” shall mean the investment property (including proceeds) and cash held in the Account including, without limitation, the Pledged Shares and all proceeds thereof.

“Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company and any depository, book-entry system or clearing agency (and their respective successors and assigns) authorized to act as a securities depository, securities depository, or clearing agency pursuant to applicable law and identified to Pledgor from time to time.

“Pledged Shares” shall have the meaning specified in the Credit Agreement.

“Taxes” shall have the meaning specified in the Credit Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

“Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, letter, facsimile transmission or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “deposit account”, “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.

ARTICLE II

APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;

ACCOUNT

Appointment; Identification of Collateral.  Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account in registered form in its name or the name of its nominees.  Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party.  Pledgor hereby authorizes Securities Intermediary to comply with all Written Instructions, including entitlement orders, originated by Secured Party with respect to the Collateral without further consent or direction from Pledgor or any other party.  Secured Party hereby agrees to only deliver Written Instructions to Securities Intermediary if such Written Instructions are then permitted to be given by Secured Party under the Credit Agreement, the Security Agreement or any other Credit Document (as defined in the Credit Agreement).

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2.             Status of Securities Intermediary.  The parties agree that Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), and intend that all securities and other property (other than cash to the extent constituting cash in a deposit account) held in the Account shall be treated as financial assets and the Securities Intermediary so agrees to treat all such property as financial assets and with respect to any cash the Securities Intermediary is acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC).

3.             Use of Depositories.  Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder.  Collateral held by Securities Intermediary at a Depository will be held subject to the rules, terms and conditions of such Depository.  Where Collateral is held at a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository.  Securities deposited at a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

4.             Method of Holding Assets Credited to the Account.   Pledgor covenants and agrees and the Securities Intermediary acknowledges that:  (i) all securities or other property underlying any financial assets credited to the Account shall be either in book-entry format held through DTC or registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary (including an account at a Depository) and shall not bear any restrictive legend whatsoever including any legend that relates to restriction on the disposition thereof under the Securities Act or that relates to any contractual restrictions on the transfer thereof; and (ii) in no case will any financial asset credited to the Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

ARTICLE III

COLLATERAL SERVICES

1.             Exclusive Control.  The Secured Party shall be the entitlement holder of the Account and all security entitlements related thereto and to the extent the Account is a deposit account, the Secured Party shall be the bank’s customer.  The Account shall be under the exclusive control of the Secured Party and the Securities Intermediary shall comply with all Written Instructions (including entitlement orders and instructions for the disposition of cash in the Account) of Secured Party with respect to the Account without further consent of the Pledgor or any other person.  Securities Intermediary shall not comply with any Written Instructions (including entitlement orders or instructions) of Pledgor.  As between Secured Party and Pledgor, Secured Party agrees not to give any Written Instructions (including entitlement orders or instructions) if such Written Instructions are not then permitted to be given by Secured Party under the Credit Agreement, the Security Agreement or any other Credit Document.

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2.             Collateral Removal; Substitutions/Investments; Distributions and Proceeds.  Any collateral substitutions, investments and releases shall be effected solely at the direction of the Secured Party.  Any distributions on the Collateral and any Proceeds thereof shall be credited to the Account unless otherwise directed by the Secured Party.  Any distributions on any other Collateral and any Proceeds thereof shall be credited to the Account unless otherwise directed by the Secured Party.

3.             Statements.  Securities Intermediary shall furnish Pledgor and Secured Party with advices of transactions affecting the Account and monthly Account statements.  Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose.  By electing to use the Internet for this purpose, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure.  Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Secured Party, or any person claiming by or through Pledgor or Secured Party as a result of the use of such methods.

4.             Notice of Adverse Claims.  The Securities Intermediary represents and warrants that it currently has no notice of any lien, encumbrance or adverse claim against the Account or any Collateral (other than the security interest of the Secured Party and the security interest of the Securities Intermediary granted herein and the Existing Transfer Restrictions (as defined in the Credit Agreement)) and has not agreed and will not agree to comply with entitlement orders of anyone other than the Secured Party.   Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

5.             Security Interest, Subordination of Lien, Set-off.  If Securities Intermediary, in its sole discretion, advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) Pledgor or Secured Party, as applicable, agrees to repay Securities Intermediary on demand the amount of the advance or overdraft plus accrued interest at a rate ordinarily charged by Securities Intermediary to its institutional custody customers in the relevant currency.  In order to secure repayment of Pledgor’s or Secured Party’s, as applicable, obligations to Securities Intermediary hereunder, Pledgor and Secured Party hereby pledge and grant to Securities Intermediary a continuing lien and security interest in, and right of set-off against, all of Pledgor’s and Secured Party’s right, title and interest in and to the Collateral (including proceeds thereof) held in the Account.  In this regard, Securities Intermediary shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect; provided that Securities Intermediary shall give Secured Party and the Pledgor at least one Business Day’s prior notice of any exercise of remedies or set-off unless relating to an advance made by the Securities Intermediary in connection with the Account that is subsequently reversed or unless the Collateral will be removed from the Account in a shorter period of time by the Secured Party or pursuant to Article V 1(a) hereof.  The parties

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agree that any security interest in or lien or security interest on, or right of set-off with respect to, the Account or any of the Collateral that Securities Intermediary may now or in the future may have is hereby subordinated to the security interest of Secured Party under the Security Agreement, except to the extent of (a) any advances that Securities Intermediary may from time to time make to, or for the benefit of, the Pledgor or Secured Party for purposes of clearing or settling purchases or sales of securities by Pledgor or Secured Party, as applicable, or there shall be for whatever reason an overdraft in the Account and (b) any customary fees and charges expenses not described in clause (a) above owed to Securities Intermediary and incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Account, for which Securities Intermediary shall have a prior claim to, and right of set-off against, the Collateral.

ARTICLE IV

GENERAL TERMS AND CONDITIONS

1.             Standard of Care; Limitation of Liability; Indemnification.  (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the gross negligence, bad faith, or willful misconduct of Securities Intermediary.  Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository.  In no event shall Securities Intermediary be liable to Pledgor, Secured Party or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Securities Intermediary be liable: (i) for acting in accordance with any Written Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be given by an Authorized Person; (ii) for conclusively presuming that all disbursements of cash or deliveries of Securities directed by Secured Party by a Written Instruction are in accordance with the Security Agreement; (iii) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; or availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (iv) for failing to act on any oral instructions; (v) for any Losses due to Force Majeure Events (as defined below); or (vi) for the insolvency of any Depository or for any Collateral held by such Depository.

(b)           Pledgor agrees to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction hereunder, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel (such fees and expenses to be evidenced by a reasonably detailed written invoice) incurred by Securities Intermediary in a successful defense of claims by Pledgor; provided, that Pledgor shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s gross negligence, bad faith, or willful misconduct.  Notwithstanding the foregoing, Pledgor shall not be responsible for special, indirect or consequential damages, or

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lost profits or loss of business, arising in connection with this Agreement.  This indemnity shall be a continuing obligation of Pledgor and its successors and assigns, notwithstanding the termination of this Agreement.

2.             No Obligation Regarding Quality of Collateral.  Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

3.             No Responsibility Concerning Security Agreement.  Pledgor and Secured Party hereby agree that, notwithstanding references to the Security Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Security Agreement (including, without limitation, no duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Security Agreement or to know the terms of the Security Agreement).

4.             No Duty of Oversight.  Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Account or whether the Collateral is of a type required to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

5.             Advice of Counsel.  Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

6.             No Collection Obligations.  Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default if payment is refused after due demand and presentment.

7.             Fees and Expenses.  Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time by Pledgor and Securities Intermediary.  Pledgor shall reimburse Securities Intermediary for all costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement.  Pledgor shall also reimburse Securities Intermediary for out-of-pocket expenses which are a normal incident of the services provided hereunder.  Subject to the requirements of Section 2.9 of the Credit Agreement, the Pledgor may use cash in the Account to make any indemnity payment required hereunder and shall not be required to contribute additional assets to the Account to replace any cash so used.

8.             Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.  (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.

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(b)           If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Pledgor each understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person if containing the applicable authorization codes, passwords and/or authentication keys.  Secured Party shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c)           Secured Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it.  Secured Party and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d)           If Secured Party or Pledgor elects (with Securities Intermediary’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

9.             Account Disclosure.  Securities Intermediary is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.

10.          Force Majeure.  Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, nuclear accidents, natural catastrophes or acts of God; earthquakes; fires; floods; acts of war or terrorism; civil or military disturbances; sabotage; epidemics; insurrection, revolution or riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes or work stoppages; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation (collectively, “Force Majeure Events”); provided however that the Securities Intermediary will use commercially reasonable efforts to resume performance as promptly as possible under the circumstances.

11.          Pricing Services.  Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or Secured Party in connection with this Agreement.  Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information.  Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by

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Pledgor or Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

12.                               No Implied Duties.  Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement.  No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

13.                               Sale of Securities; Credits to Account.  (a)  Promptly after each purchase or sale of securities by Pledgor or Secured Party (with written consent of Secured Party in case of sale of securities by Pledgor), an Authorized Person shall deliver to Securities Intermediary Written Instructions specifying all information necessary for Securities Intermediary to settle such purchase or sale.  Securities Intermediary shall account for all purchases and sales of securities on the actual settlement date unless otherwise agreed by Secured Party.

(b)                                 Pledgor and Secured Party understand that when Securities Intermediary is instructed to deliver securities against payment, delivery of such securities and receipt of payment therefor may not be completed simultaneously.  Pledgor and Secured Party assume full responsibility for all credit risks involved in connection with Securities Intermediary’s delivery of securities pursuant to instructions of Pledgor or Secured Party, as applicable.

(c)                                  Securities Intermediary may, as a matter of bookkeeping convenience or by separate agreement with Pledgor or Secured Party, as applicable, credit the Account with the proceeds from the sale, redemption or other disposition of securities or interest, dividends or other distributions payable on securities prior to its actual receipt of final payment therefor.  All such credits shall be conditional until Securities Intermediary’s actual receipt of final payment and may be reversed by Securities Intermediary to the extent that final payment is not received.  Payment with respect to a transaction will not be “final” until Securities Intermediary shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

14.                               Taxes.  Pledgor shall be liable for all Taxes with respect to the Collateral prior to the Collateral Agent (as defined in the Security Agreement) exercising its rights with respect to the Collateral under Section 8 of the Security Agreement.  Pledgor shall indemnify Securities Intermediary for the amount of any Tax that Securities Intermediary, is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of, Pledgor with respect to the Collateral (including any payment of such Tax required by reason of an earlier failure to withhold on a payment with respect to the Collateral).  Securities Intermediary shall, or shall instruct the applicable Depository or other withholding agent to, withhold the amount of

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any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security held in the Account and any proceeds or income from the sale, loan or other transfer of any such security, and shall timely remit any such amount withheld by it to the applicable governmental authority in accordance with applicable law.  In the event that Securities Intermediary is required under applicable law to pay any Tax on behalf of Pledgor (and Securities Intermediary is not able to withhold such Tax from an applicable dividend, interest payment, distribution or other payment in accordance with applicable law), Securities Intermediary is hereby authorized to withdraw cash from the Account in the amount required to pay such Tax to use such cash for the timely payment of such Tax in the manner required by applicable law.  If the aggregate amount of cash in the Account is not sufficient to pay such Tax, Securities Intermediary shall promptly notify Pledgor of the applicable Tax and the additional amount of cash (in the appropriate currency) required to apy such Tax, and Pledgor shall directly deposit such additional amount required to pay such Tax in to the Account promptly after receipt of such notice, for use by Securities Intermediary to timely pay such Tax.  In the event that Securities Intermediary reasonably believes that Pledgor is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Pledgor under any applicable law, Securities Intermediary shall, or shall instruct the applicable withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Securities Intermediary shall have received from Pledgor all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty.  In the event that Securities Intermediary reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Securities Intermediary shall have no responsibility for the accuracy or validity of any forms or documentation provided by Pledgor to Securities Intermediary hereunder.  Pledgor hereby agrees to indemnify and hold harmless Securities Intermediary for any liability arising from any underwithholding or underpayment of any Tax in respect of the Collateral which results from the inaccuracy or invalidity of any such forms or other documentation provided by the Pledgor, and such obligation to indemnify shall be a continuing obligation of Pledgor, its successors and assigns, notwithstanding the termination of this Agreement.

15.                               Securities Administration.  With respect to all securities held hereunder, Securities Intermediary shall, unless otherwise instructed to the contrary by the Secured Party:

(a)                                 Receive all income and other payments and advise Pledgor and Secured Party, as promptly as practicable of any such amounts due but not paid;

(b)                                 Present for payment and receive the amount paid upon all securities which may mature and advise Pledgor and Secured Party, as promptly as practicable of any such amounts due but not paid;

(c)                                  Forward to Pledgor and Secured Party, all information or documents that it may receive from an issuer of securities which, in the opinion of Securities Intermediary, are intended for the beneficial owner of Securities;

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(d)                                 Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e)                                  Hold directly or through a Depository all rights and similar securities issued with respect to any securities credited to an Account hereunder; and

(f)                                   Endorse for collection checks, drafts or other negotiable instruments.

16.                               Corporate Actions.

(a)                                 Securities Intermediary shall notify Pledgor and Secured Party, of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Securities Intermediary has received, from the issuer or the relevant Depository (with respect to securities issued in the United States) or from the relevant Depository or a nationally or internationally recognized bond or corporate action service to which Securities Intermediary subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.  Absent actual receipt of such notice, Securities Intermediary shall have no liability for failing to so notify Pledgor or Secured Party.

(b)                                 Whenever securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on owner or provide for discretionary action or alternative courses of action by owner, Pledgor shall be responsible for making any decisions relating thereto, except to the extent Secured Party shall have exercised its rights set forth under Section 8 of the Security Agreement.  In order for Securities Intermediary to act on any such optional or discretionary action or course of action, it must receive Pledgor’s Written Instructions at Securities Intermediary’s offices, addressed as Securities Intermediary may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such securities (or such earlier date or time as Securities Intermediary may notify Secured Party).  Absent Securities Intermediary’s timely receipt of such Written Instructions, Securities Intermediary shall not be liable for failure to take any action relating to or to exercise any rights conferred by such securities.  As used herein the term Business Day shall mean any day on which Securities Intermediary and the relevant Depositories are open for business.

(c)                                  Securities Intermediary will make available to Pledgor, proxy voting services upon the request of, and for the jurisdictions selected by, Pledgor in accordance with terms and conditions to be mutually agreed upon by Securities Intermediary and Pledgor.

(d)                                 Securities Intermediary shall promptly advise Pledgor and Secured Party, upon its notification of the partial redemption, partial payment or other action affecting less than all securities of the relevant class.  If Securities Intermediary or Depository holds any such securities in which Pledgor has an interest as part of a fungible mass, Securities Intermediary or Depository may select the securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

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17.                               Securities Intermediary shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Securities Intermediary in writing.

18.                               Shareholder Communications Act

With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Securities Intermediary to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s Securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the Securities.  (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.)  The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security.  The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Securities Intermediary.  Under the Act, Pledgor is either the “beneficial owner” or a “respondent bank.”

☒                                  Pledgor is the “beneficial owner,” as defined in the Act, of the Securities to be held by Securities Intermediary hereunder.

☐                                    Pledgor is not the beneficial owner of the Securities to be held by Securities Intermediary, but is acting as a “respondent bank,” as defined in the Act, with respect to the Securities to be held by Securities Intermediary hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

☐                                    Pledgor objects

☒                                  Pledgor does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Pledgor.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

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ARTICLE V

MISCELLANEOUS

1.                                      Termination.  This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary’s subsequent transfer of the Collateral from the Account pursuant to Pledgor’s Written Instructions, (b) transfer of all of the Collateral to Secured Party, or (c) by Secured Party or Securities Intermediary upon not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (c) above shall not affect or terminate Secured Party’s security interest in the Collateral.  Upon termination pursuant to (c) above, Securities Intermediary shall follow such reasonable Written Instructions of Secured Party concerning the transfer of Collateral.  Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

2.                                      Certificates of Authorized Persons.  Secured Party agrees to furnish to Securities Intermediary a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Securities Intermediary shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

3.                                      Notices.  (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at Citigroup Global Markets Inc., [       ], Attention: [        ], Fax [       ] or at such other place as Securities Intermediary may from time to time designate in writing.

(b)                                 Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at Citibank, N.A., [         ] Attention: [        ], Fax: [       ] or at such other place as Secured Party may from time to time designate in writing.

(c)                                  Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices XTXI Capital, LLC, 2501 Cedar Springs, Suite 100, Dallas Texas 75201-7684, Attention: Chief Financial Officer, Fax: (214) 953-0846, with a copy to XTXI Capital, LLC, 2501 Cedar Springs, Suite 100, Dallas Texas 75201-7684, Attention: General Counsel, Fax: (214) 953-0846  or at such other place as Pledgor may from time to time designate in writing.

4.                                      No Waiver; Remedies Cumulative. No failure or delay on the part of Securities Intermediary in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to Securities Intermediary hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to

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exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

5.                                      Severability; Amendments; Assignment. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Secured Party.  None of Pledgor’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Pledgor without the prior written consent of Secured Party.

6.                                      APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

7.                                      CONSENT TO JURISDICTION.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT SECURED PARTY AND SECURITIES INTERMEDIARY RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING

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PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

8.                                      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO SECTION 9.8 OF THIS AGREEMENT AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE CREDIT AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.                                      No Third Party Beneficiaries.  In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

10.                               Headings. Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

11.                               Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Pledgor, Secured Party and Securities Intermediary of written or telephonic

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notification of such execution and authorization of delivery thereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

12.                               PATRIOT Act.  The Pledgor and the Secured Party hereby acknowledge that pursuant to the requirements of the Patriot Act, the Securities Intermediary is required to obtain, verify and record information that identifies each of Pledgor and Secured Party, which information includes the name and address of each of Pledgor and Secured Party and other information that will allow Securities Intermediary to identify each of Pledgor and Secured Party in accordance with the Patriot Act.  Pledgor and Secured Party agree to provide such information and take such actions as are reasonably requested by Securities Intermediary in order to assist Securities Intermediary in maintaining compliance with its procedures, the Patriot Act and any other applicable Laws.

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IN WITNESS WHEREOF, Secured Party, Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

XTXI CAPITAL, LLC, as Pledgor

By:
Name:
Title:

CITIBANK, N.A., as Secured Party

By:

Title:

CITIGROUP GLOBAL MARKETS INC., as Securities Intermediary

By:

Title: